UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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AutoNation, Inc.
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AutoNation, Inc.
AutoNation Headquarters
200 SW 1st Ave
Fort Lauderdale, FL 33301
NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of AutoNation, Inc.:
The 2014 Annual Meeting of Stockholders of AutoNation, Inc. will be held at AutoNation’s Headquarters, located at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, on Tuesday, May 6, 2014, at 8:00 a.m. Eastern Time for the following purposes as more fully described in the proxy statement:

(1)	To elect the ten director nominees named in the proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014;

(3)	To approve an advisory resolution on executive compensation;

(4)	To approve the AutoNation, Inc. 2014 Non-Employee Director Equity Plan;

(5)	To consider two stockholder proposals, if properly presented at the Annual Meeting; and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Only stockholders of record as of the close of business on March 12, 2014, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. You may revoke your proxy and reclaim your right to vote at any time prior to its use. The proxy statement includes information on what you will need to attend the Annual Meeting.
By Order of the Board of Directors,
Jonathan P. Ferrando
Executive Vice President - General Counsel,
Corporate Development and Human Resources
March 24, 2014

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On March 24, 2014, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on May 6, 2014

Our 2013 Annual Report and this proxy statement are available at www.edocumentview.com/an.

i

AUTONATION, INC.
AutoNation Headquarters
200 SW 1st Ave
Fort Lauderdale, FL 33301

PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of AutoNation, Inc. (“AutoNation” or the “Company”) for use at our 2014 Annual Meeting of Stockholders or any adjournment or postponement thereof. Our Annual Meeting will be held at AutoNation’s Headquarters, located at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, on Tuesday, May 6, 2014, at 8:00 a.m. Eastern Time.
Only stockholders of record as of the close of business on March 12, 2014 (the “record date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were 119,332,729 shares of AutoNation common stock issued and outstanding and entitled to vote at the Annual Meeting. We made copies of this proxy statement available to our stockholders beginning on March 24, 2014.
INFORMATION ABOUT THE ANNUAL MEETING
Agenda

•	To elect the ten director nominees named in this proxy statement, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2014

•	To approve an advisory resolution on executive compensation

•	To approve the AutoNation, Inc. 2014 Non-Employee Director Equity Plan

•	To consider two stockholder proposals, if properly presented at the Annual Meeting

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting
Vote Recommendations

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR EACH NOMINEE
2	Ratification of the Selection of KPMG LLP as Independent Auditor for 2014	FOR
3	Approval of the Advisory Resolution on Executive Compensation	FOR
4	Approval of the AutoNation, Inc. 2014 Non-Employee Director Equity Plan	FOR
5	Stockholder Proposal Regarding an Independent Board Chairman	AGAINST
6	Stockholder Proposal Regarding Political Contributions	AGAINST
Voting Matters
Quorum. The holders of at least 59,666,365 shares (a majority of shares outstanding on the record date) must be present in person or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote in person by obtaining a ballot from the inspector of elections.
Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by proxy by following the instructions provided in the Notice of Internet Availability of Proxy Materials, vote instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of KPMG LLP as our independent registered accounting firm (such proposal is considered a “routine” matter under NYSE rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares.
Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal.
Effect of Abstentions and Broker Non-Votes. For the election of directors, broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not be counted as having been voted. For Proposals 2, 3, 4, 5, and 6, abstentions will be counted as having been voted and will have the same effect as negative votes. For Proposals 3, 4, 5, and 6, broker non-votes will not be counted as having been voted. Brokers will have discretionary authority to vote on Proposal 2 since it is considered a routine matter under NYSE rules. Since they are not counted as “for” votes, broker non-votes could prevent the election of our directors and/or approval of Proposals 3, 4, 5, and 6, so we urge you to provide voting instructions.
Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxies will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxies will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion. If you hold shares through the AutoNation 401(k) Plan and you do not provide clear voting instructions, Wells Fargo Bank, N.A., as Trustee for the 401(k) Plan, will vote the shares in your 401(k) account in the same proportion that it votes shares for which it received valid and timely instructions.
Proxy Solicitation
We will pay for the cost of soliciting proxies, and we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement for expenses. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

Attending the Annual Meeting
You are entitled to attend the Annual Meeting only if you were an AutoNation stockholder as of the record date or you hold a valid proxy for the Annual Meeting. You may be asked to present valid photo identification and proof of stock ownership as of the record date to be admitted to the Annual Meeting. Directions to the Annual Meeting are provided on page 57 of this proxy statement.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Directors
Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated the ten persons listed below to stand for election for a new term expiring at the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified. See “Items To Be Voted On - Proposal 1: Election of Directors.” All of the nominees for director were elected by our stockholders at our 2013 Annual Meeting of Stockholders. All of our directors are elected annually.
Our Board consists of a diverse group of leaders. Many of our directors have experience serving as executive officers or on boards and board committees of major companies. Many of our directors also have extensive corporate finance and investment banking experience as well as a broad understanding of capital markets. Our directors have a strong owner orientation - approximately 39% of our common stock is held by our directors or entities or persons related to our directors (as of March 12, 2014).
We have set forth below information regarding each director nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our directors provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Nominee	Current Position with AutoNation	Age	Director Since
Mike Jackson	Chairman of the Board and Chief Executive Officer	65	1999
Robert J. Brown	Director	79	2010
Rick L. Burdick	Director	62	1991
David B. Edelson	Director	54	2008
Robert R. Grusky	Director	56	2006
Michael Larson	Director	54	2010
Michael E. Maroone	Director, President and Chief Operating Officer	60	2005
Carlos A. Migoya	Director	63	2006
G. Mike Mikan	Director	42	2013
Alison H. Rosenthal	Director	37	2011
Mike Jackson has served as our Chairman of the Board since January 2003 and as our Chief Executive Officer and Director since September 1999. From October 1998 until September 1999, Mr. Jackson served as Chief Executive Officer of Mercedes-Benz USA, LLC, a North American operating unit of DaimlerChrysler AG, a multinational automotive manufacturing company. From April 1997 until September 1999, Mr. Jackson also served as President of Mercedes-Benz USA. From July 1990 until March 1997, Mr. Jackson served in various capacities at Mercedes-Benz USA, including as Executive Vice President immediately prior to his appointment as President of Mercedes-Benz USA. Mr. Jackson was also the managing partner from March 1979 to July 1990 of Euro Motorcars of Bethesda, Maryland, a regional group that owned and operated eleven automotive dealership franchises, including Mercedes-Benz and other brands of automobiles. In January 2014, Mr. Jackson was appointed to the Board of Directors of the Federal Reserve Bank of Atlanta, after previously serving on the Board of Directors of the Federal Reserve Bank of Atlanta’s Miami Branch. Mr. Jackson’s automotive experience, his position as our Chief Executive Officer, and his broad knowledge of our Company and the automotive industry led the Board to conclude that he should serve as one of our directors.
Robert J. Brown has served as one of our directors since February 2010 and also previously served as one of our directors from May 1997 until May 2008. Mr. Brown has served as Chairman and Chief Executive Officer of B&C

Associates, Inc., a management consulting, marketing research, and public relations firm, since 1973. Mr. Brown served as a director of Wachovia Corporation, a commercial and retail bank from April 1993 until April 2007, Sonoco Products Company, a manufacturer of industrial and consumer packaging products, from April 1993 until February 2007, and Duke Energy Corporation, an electric power company, from April 1994 until May 2005. Mr. Brown’s experience operating B&C Associates, Inc. and his prior public company board experience led the Board to conclude that he should serve as one of our directors.
Rick L. Burdick has served as one of our directors since May 1991. Since 1988, Mr. Burdick has been a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a global full service law firm. Mr. Burdick is managing partner (international) and chair of the global energy practice of the firm. He also serves as Lead Director of CBIZ, Inc. (formerly, Century Business Services, Inc.), a provider of outsourced business services to small and medium-sized companies in the United States. Mr. Burdick’s experience as a senior partner at a large law firm advising large companies on a broad range of corporate transactions and on securities law and corporate governance matters led the Board to conclude that he should serve as one of our directors.
David B. Edelson has served as one of our directors since July 2008. Mr. Edelson is Senior Vice President of Loews Corporation, a diversified holding company with subsidiaries in the property-casualty insurance, offshore drilling, natural gas transmission and storage, natural gas exploration and production, and lodging industries. He joined Loews in May 2005. Prior to joining Loews, Mr. Edelson was Executive Vice President & Corporate Treasurer of JPMorgan Chase & Co. He was named Corporate Treasurer in April 2001 and promoted to Executive Vice President in February 2003. Mr. Edelson spent the first 15 years of his career as an investment banker, first with Goldman, Sachs & Co. and subsequently with JPMorgan Chase & Co. From February 2007 until June 2011, he served as a director of CNA Surety Corporation, and from January 2009 until June 2011, as Chairman of the Board of CNA Surety Corporation. Mr. Edelson’s experience as a senior executive officer of a large holding company owning a wide range of businesses, as well as his prior experience as an investment banker and corporate treasurer, led the Board to conclude that he should serve as one of our directors.

Robert R. Grusky has served as one of our directors since June 2006. In 2000, Mr. Grusky founded Hope Capital Management, LLC, an investment management firm for which he serves as Managing Member. He co-founded New Mountain Capital, LLC, a private equity and public equity investment management firm, in 2000 and was a Principal, Managing Director and Member of New Mountain Capital from 2000 to 2005 and has been a Senior Advisor since then. From 1998 to 2000, Mr. Grusky served as President of RSL Investments Corporation, the primary investment vehicle for the Hon. Ronald S. Lauder. Prior thereto, Mr. Grusky served in a variety of capacities at Goldman, Sachs & Co. in its Mergers & Acquisitions Department and Principal Investment Area. Mr. Grusky is a director of Strayer Education, Inc., an education services company. From August 2008 until December 2012, he served as a director of AutoZone, Inc. Mr. Grusky’s board experience and experience in investment management, private equity, and investment banking led the Board to conclude that he should serve as one of our directors.
Michael Larson has served as one of our directors since February 2010. Mr. Larson serves as chief investment officer for William H. Gates III, a position he has held since 1994. He is responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust. He serves as a director of Republic Services, Inc., Ecolab Inc., Fomento Economico Mexicano, S.A.B. de C.V., and Grupo Televisa, S.A.B. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund. From November 1999 until December 2010, Mr. Larson served as a director of Pan American Silver Corp. Mr. Larson’s investment and business experience and broad understanding of the capital markets, business cycles, and capital investment and allocation led the Board to conclude that he should serve as one of our directors.
Michael E. Maroone has served as one of our directors since July 2005 and as our President and Chief Operating Officer since August 1999. Following our acquisition of the Maroone Automotive Group in January 1997, Mr. Maroone served as President of our New Vehicle Dealer Division. In January 1998, Mr. Maroone was named President of our Automotive Retail Group with responsibility for our new and used vehicle operations. Prior to joining AutoNation, Mr. Maroone was President and Chief Executive Officer of the Maroone Automotive Group, one of the country’s largest privately-held automotive retail groups prior to its acquisition by us. Mr. Maroone’s position as our President and his broad knowledge of our Company and the automotive retail industry led the Board to conclude that he should serve as one of our directors.

Carlos A. Migoya has served as one of our directors since June 2006. In May 2011, Mr. Migoya was named Chief Executive Officer of Jackson Health System in Miami, Florida. From February 2010 until December 2010, Mr. Migoya served as City Manager for the City of Miami. He previously served as Regional President - North Carolina of Wachovia Corporation, a Wells Fargo Company, from December 2007 until May 2009. From June 2006 until December 2007, Mr. Migoya served as State CEO for the Atlantic Region of Wachovia Corporation. In this position, Mr. Migoya was responsible for Wachovia’s general banking businesses in New Jersey, Connecticut, and New York. From 1987 until 2006, Mr. Migoya served as Regional President - Dade and Monroe Counties of Wachovia Corporation, with responsibility for Wachovia’s general banking businesses in the region. Mr. Migoya has more than 35 years of experience in banking. Mr. Migoya’s management and banking experience led the Board to conclude that he should serve as one of our directors.
G. Mike Mikan has served as one of our directors since March 2013. He has served as President of ESL Investments, Inc. since January 2013. Mr. Mikan served as the Interim Chief Executive Officer of Best Buy Co., Inc. from April 2012 until September 2012. From November 1998 through February 2012, he served in various executive positions at UnitedHealth Group Incorporated (“UnitedHealth”), including as Executive Vice President and Chief Financial Officer of UnitedHealth from November 2006 until January 2011. From June 2011 until February 2012, he served as Executive Vice President of UnitedHealth and provided transitional duties for his role as Chief Executive Officer of UnitedHealth’s Optum subsidiary, a diversified health services business, which he was appointed to in January 2011. He served as a director of Best Buy from April 2008 until December 2012. Mr. Mikan’s operational and public company leadership experience and his broad understanding of capital investment and allocation led the Board to conclude that he should serve as one of our directors.
Alison H. Rosenthal has served as one of our directors since March 2011. In July 2013, Ms. Rosenthal became Chief Operating Officer of MessageMe, a company that develops and offers a multimedia messaging application for mobile devices. From December 2011 until July 2013, she served as an Executive-in-Residence at Greylock Partners, a leading venture capital firm. From February 2006 until January 2011, Ms. Rosenthal led various initiatives in the Business Development Department at Facebook, Inc., where she served as Senior Manager from February 2006 until July 2008 and as Head of the Global Operator Program, Mobile from July 2008 until January 2011. Ms. Rosenthal served as an associate at General Atlantic Partners, LLC, a global private equity fund focused on IT, from February 2001 until June 2003 and as an analyst at Goldman, Sachs & Co., a leading global investment banking and securities firm, from July 1998 until July 2000. Ms. Rosenthal’s technology experience, including in the areas of mobile applications and social media, and investment and finance experience led the Board to conclude that she should serve as one of our directors.
Corporate Governance Guidelines and Codes of Ethics
Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in the AutoNation, Inc. Corporate Governance Guidelines (the “Guidelines”), which were adopted by the Board in March 2003 and most recently amended as of March 17, 2014. The Guidelines serve as a framework within which our Board conducts its operations. The Corporate Governance and Nominating Committee of our Board is charged with reviewing annually, or more frequently as appropriate, the Guidelines and recommending to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our Company’s evolving needs.
In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, we have a company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. We also maintain a 24-hour Alert-Line for employees to report any Company policy violations under our Business Ethics Program. In addition, our Board has adopted the Code of Ethics for Senior Officers and the Code of Business Ethics for the Board of Directors. These codes comply with NYSE listing standards.
A copy of the Guidelines and the codes referenced above are available on our corporate website at investors.autonation.com. You also may obtain a printed copy of the Guidelines by sending a written request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.

Role of the Board and Board Structure
Our business and affairs are managed under the direction of our Board, which is the Company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s mission is to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, who is charged with the conduct of our business, and acts as an advisor and counselor to senior management. Our Board also oversees our business strategy and planning as well as the performance of management in executing our business strategy, assessing and managing risks, and managing our day-to-day operations.
Our Board’s oversight of our business strategy and planning and management of our day-to-day operations includes a review of risks that could impact our goals, objectives, and financial condition. In addition, our Audit, Corporate Governance and Nominating, Compensation, and Finance committees assist the Board in overseeing our management of risk. Our Audit Committee reviews with management significant risks as well as our process for assessing and managing risks. Our Corporate Governance and Nominating Committee oversees our company-wide Business Ethics Program, which includes a Code of Business Ethics applicable to all of our employees. Our Compensation Committee reviews and approves our executive compensation program and also reviews the general compensation structure for our corporate and key field employees. Our Finance Committee is responsible for reviewing and making recommendations to the Board with respect to our capital structure and our capital allocation strategy, as well as financial risk management strategies and policies. While our Board oversees our management of risk as outlined above, management is responsible for identifying and managing risks.
The positions of Chairman of the Board and Chief Executive Officer are both currently held by Mike Jackson. The Board believes that this leadership model is currently appropriate for the following reasons:

•	Our Guidelines provide for the selection of a Lead Independent Director whenever the Chairman of the Board is not an independent director.

•	Our independent directors meet in regularly scheduled executive sessions led by our Lead Independent Director without management present.

•
Our Board is stockholder-oriented and focused on the best interests of our stockholders - approximately 39% of our common stock is held by our directors or entities or persons related to our directors (as of March 12, 2014), a significant portion of our director’s compensation is equity-based, and the Board has established director stock ownership guidelines.

•
Our Board has adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. See “Corporate Governance Guidelines and Codes of Ethics” above.

•	The combined role enables decisive leadership, ensures clear accountability, and fosters alignment on corporate strategy.

•	Our independent directors annually review the performance of our Chairman and Chief Executive Officer.

•	The Board believes that it functions well with its current leadership structure and with Mr. Jackson as Chairman of the Board.

•
At our 2009, 2010, and 2012 Annual Meetings of Stockholders, stockholder proposals to amend our by-laws to require an independent Board chairman were presented, and 86%, 85%, and 84% of the votes cast, respectively, voted against such proposals.

In addition, we believe that the current leadership structure of the Board supports its risk oversight functions by providing independent leadership at the committee level, executive sessions of the Board of Directors, and ultimate oversight by the full Board led by our Chairman and Chief Executive Officer.
Our Board of Directors held 14 meetings and took no actions by unanimous written consent during 2013. In 2013, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.
Our independent directors held four executive sessions without management present during 2013. In May 2013, our Board appointed Mr. Larson as our Lead Independent Director in accordance with our Guidelines.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. Each person who was then serving as a director attended the 2013 Annual Meeting of Stockholders.
Board Committees
Our Board has established four separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Finance Committee. The charters for our Board committees are in compliance with applicable SEC rules and NYSE listing standards. These charters are available at investors.autonation.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
The following table sets forth the current membership of each of our Board’s committees:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee
Robert J. Brown	✓
Rick L. Burdick		✓	Chair
David B. Edelson	✓			✓
Robert R. Grusky	Chair
Michael Larson*		Chair		✓
Carlos A. Migoya		✓	✓
G. Mike Mikan		✓	✓	Chair
Alison H. Rosenthal	✓
* Lead Independent Director
Audit Committee
The Audit Committee primarily assists our Board in fulfilling its oversight responsibilities by reviewing our financial reporting and audit processes and our systems of internal control over financial reporting and disclosure controls. Among the Committee’s core responsibilities are the following: (i) overseeing the integrity of our financial statements, for which management is responsible, and reviewing and approving the scope of the annual audit; (ii) selecting, retaining, compensating, overseeing, and evaluating our independent registered public accounting firm; (iii) reviewing the Company’s critical accounting policies; (iv) reviewing the Company’s quarterly and annual financial statements prior to the filing of such statements with the SEC; (v) preparing the Audit Committee report for inclusion in our proxy statement; and (vi) reviewing with management significant risks and assessing the steps management has taken to minimize, monitor, and control such risks or exposures. For a complete description of our Audit Committee’s responsibilities, please refer to the Audit Committee’s charter.
The Audit Committee currently consists of four directors. Our Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, NYSE listing standards, the Audit Committee’s charter, and the independence standards set forth in the Guidelines (as discussed below under “Director Independence”). Our Board has also determined that each of Mr. Grusky and Mr. Edelson is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Directors” above for a description of the business experience of each of Mr. Grusky and Mr. Edelson.
The Audit Committee held seven meetings and took one action by unanimous written consent during 2013. The Audit Committee Report for fiscal 2013, which contains a description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2013, is set forth below under “Audit Committee Report.”

Compensation Committee
The Compensation Committee primarily assists our Board in fulfilling its compensation oversight responsibilities by, among other things: (i) reviewing our director compensation program and suggesting changes in director compensation to the Board, if appropriate; (ii) reviewing and approving the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers and setting annual and long-term performance goals for these individuals; (iii) reviewing and approving the compensation of all of our corporate officers; (iv) reviewing the Company’s program for management development and succession planning; (v) reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including incentive awards and stock-based awards; and (vi) administering our equity compensation plans.
On May 8, 2013, our Board dissolved the Executive Compensation Subcommittee (referred to as the “Subcommittee”) of the Compensation Committee and adopted an amended and restated Compensation Committee charter. Prior to its dissolution, the Subcommittee assisted the Board and the Compensation Committee in fulfilling their responsibilities by reviewing and approving performance-based compensation of executive officers and administering our equity compensation plans. Pursuant to the Compensation Committee’s charter, the Compensation Committee may form subcommittees and may delegate to such subcommittees any or all power and authority of the Compensation Committee as the Compensation Committee deems appropriate, provided that no subcommittee may consist of fewer than two members, and provided further that the Compensation Committee may not delegate to a subcommittee any power or authority required by any applicable laws, regulations, or listing standards to be exercised by the Compensation Committee as a whole.
The Compensation Committee reviews executive compensation at its meetings throughout the year and sets executive compensation. The Compensation Committee also reviews director compensation annually. As part of its review of executive compensation for 2013, the Compensation Committee reviewed the executive compensation arrangements at peer group companies. The Compensation Committee reviewed the executive compensation benchmark data at a high level in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range. The Compensation Committee, however, did not set executive compensation at a specific target percentile within the peer group. See “Executive Compensation - Compensation Discussion and Analysis - Setting Compensation Levels of Executive Officers” for more information. The Compensation Committee did not engage a compensation consultant to advise the Committee with respect to executive or director compensation for 2013.
Our CEO reviews the performance of other named executive officers and makes recommendations, if any, to the Compensation Committee with respect to compensation adjustments for such officers. However, the Compensation Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
In August 2013, the Compensation Committee selected and directly retained the services of Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to provide research and analysis and to make recommendations as to the form and amount of executive and director compensation for 2014. The Compensation Committee sought input from PM&P on executive and director compensation matters for 2014, including the design and competitive positioning of our executive and director compensation programs, our peer group, appropriate compensation levels, and evolving compensation trends. While the Compensation Committee considers input from PM&P, the Compensation Committee’s decisions reflect many factors and considerations.
PM&P does not provide any other services to the Company or its subsidiaries. The Compensation Committee assessed the independence of PM&P pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent PM&P from serving as an independent consultant to the Compensation Committee. The Compensation Committee intends to review the appointment of its independent executive compensation consulting firm annually. As part of the review process, the Compensation Committee will consider the independence of the firm in accordance with applicable SEC and NYSE rules.
Our Board has determined that each Compensation Committee member has the requisite independence for Compensation Committee membership under NYSE listing standards and the independence standards set forth in the Guidelines. Our Board has also determined that each Compensation Committee member qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” under Section 162(m) of the Code.

The Compensation Committee held seven meetings and took three actions by unanimous written consent during 2013. In addition, the Subcommittee held three meetings and took no actions by unanimous written consent during 2013 prior to its dissolution. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Executive Compensation” below, as well as the Compensation Committee’s charter.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee assists our Board in fulfilling its oversight responsibilities by performing the following duties: (i) reviewing annually, or more frequently as appropriate, the corporate governance principles and practices set forth in the Guidelines, in comparison to the governance standards identified by leading governance authorities and our evolving needs, and making recommendations to the Board with respect to any appropriate amendment to the Guidelines; (ii) considering and advising the Board with respect to other corporate governance issues; (iii) periodically reviewing our codes of ethics and conduct for directors, officers, and employees; (iv) leading annual evaluations of Board and Board committee performance; (v) assessing periodically our Board’s needs in terms of skills and qualifications and recommending to our Board candidates for nomination and election to our Board; (vi) reviewing Board candidates recommended by our stockholders; and (vii) recommending to our Board assignments to committees.
Our Board has determined that each Corporate Governance and Nominating Committee member is independent under NYSE listing standards and the independence standards set forth in the Guidelines. In 2013, the Corporate Governance and Nominating Committee held four meetings and took no actions by unanimous written consent.
The Corporate Governance and Nominating Committee has a policy with regard to the consideration of director candidates recommended by stockholders. For information regarding this policy, refer to “Stockholder Communications - Stockholder Director Recommendations” below.
Finance Committee
On February 11, 2014, our Board established a Finance Committee. The duties and responsibilities of the Finance Committee include reviewing and, where appropriate, making recommendations to the Board with respect to: (i) the Company’s capital structure and any material changes thereto, including potential issuances of debt or equity securities; (ii) the Company’s capital allocation strategy, processes and plans, including the Company’s cost of capital; (iii) share repurchase programs and debt repurchases; (iv) financial risk management strategies and policies, including hedging and the use of derivatives; and (v) the Company’s short-term investment policy.
Our Board has determined that each Finance Committee member is independent under NYSE listing standards and the independence standards set forth in the Guidelines.

Director Independence
The director independence standards set forth in our Guidelines, available at investors.autonation.com, meet and in some areas exceed the listing standards of the NYSE. Our Board has affirmatively determined that all of our directors, except Mr. Jackson, our Chairman and Chief Executive Officer, and Mr. Maroone, our President and Chief Operating Officer, are “independent” under our independence standards and the listing standards of the NYSE.
In addition to our independence standards, the directors who serve on our Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation or (2) be an affiliated person of the Company or any of its subsidiaries. In accordance with the listing standards of the NYSE, in affirmatively determining the independence of each director who serves on our Compensation Committee, our Board also considered all factors specifically relevant to determining whether each such director has a relationship to the Company which is material to his or her ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to, (1) the source of compensation of each such director, including any consulting, advisory, or other compensatory fee paid by the Company to him or her and (2) whether he or she is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
In making its independence determinations, the Board considered relationships and transactions since the beginning of 2011 between the Company and its subsidiaries and our non-employee directors, entities affiliated with those directors, and members of their immediate families. The Board determined that none of the relationships and transactions it considered impaired the independence of our non-employee directors or disqualified any of our non-employee directors from serving as independent directors under our independence standards and the listing standards of the NYSE. The Board’s independence determinations included a review of the following relationships and transactions:

•
Mr. Edelson is Senior Vice President of Loews Corporation (“Loews”), and, in connection with certain of our insurance programs, we have paid premiums to American Casualty Company of Reading, Pennsylvania and to Continental Casualty Company, each a subsidiary of CNA Financial Corporation (“CNA Financial”), which is a 90%-owned subsidiary of Loews. In addition, we may from time to time use hotels owned by Loews Hotel Holdings Corporation, a wholly-owned subsidiary of Loews.

•
Mr. Grusky is a limited partner in ESL Partners, L.P., an investment affiliate of ESL Investments, Inc. ESL Investments, Inc. together with its investment affiliates (collectively, “ESL”) beneficially owns approximately 22% of our common stock as of March 12, 2014.

•
Mr. Larson serves as chief investment officer for William H. Gates III, and all shares of our common stock owned by Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) may be deemed to be beneficially owned by Mr. Gates. As of March 12, 2014, on a combined basis, Cascade and the Trust beneficially own approximately 15% of our common stock. Cascade and the Trust on a combined basis beneficially own approximately 25% of the outstanding common stock of Republic Services, Inc. (“Republic”), based on publicly available data as of March 12, 2014, and Mr. Larson serves as a director of Republic. In the ordinary course of business, we enter into transactions, as a purchaser or supplier of goods or services, with Republic.

•
Mr. Mikan is the President of ESL Investments, Inc. ESL beneficially owns approximately 48% of the outstanding common stock of Sears Holdings Corporation (“Sears”), based on publicly available data as of March 12, 2014, and Edward S. Lampert, the Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., serves as the Chairman of the Board and Chief Executive Officer of Sears. In the ordinary course of business, we enter into transactions with Sears as a purchaser or supplier of goods or services. See “Certain Relationships and Related Party Transactions” below for more information regarding certain transactions since January 1, 2013 involving the Company and ESL as a related party. In addition, in January 2009, the Company entered into agreements with certain automotive manufacturers that, among other things, eliminate certain adverse consequences that would be triggered under the framework agreements with those manufacturers in the event ESL acquires a 50% or greater ownership interest in our Company. For additional information regarding these agreements, see “Agreements with Vehicle Manufacturers - Framework Agreements” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2013.

The Board determined that William C. Crowley, who served as a director and member of the Compensation Committee and the Corporate Governance and Nominating Committee for part of 2013, was “independent” under our independence standards and the listing standards of the NYSE.
Director Selection Process
The Corporate Governance and Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board for nomination and election to the Board. The Committee is also responsible for assessing the appropriate balance of skills and characteristics required of our Board members. The Committee considers candidates suggested by its members and other Board members, as well as management and stockholders. The Committee has retained an executive search firm to identify and review candidates in the past.

In accordance with the Guidelines, candidates, including candidates recommended by stockholders, are selected on the basis of, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, the candidate’s ownership interest in the Company, and willingness and ability to devote adequate time to Board duties, all in the context of assessing the needs of our Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of our Board members. The Guidelines provide that the number of directors should permit diversity of experience without hindering effective discussion, diminishing individual accountability, or exceeding a number that can function efficiently as a body.
The Board periodically reviews the size of the Board to determine the size that will be most effective for the Company. In addition, the Board completes an annual self-evaluation, which includes a self-assessment questionnaire for each Board member. The self-assessment questionnaire addresses topics such as the structure of the Board, the skills and backgrounds of the current directors, the size of the Board, and the Board’s committee structure. Each of the Audit Committee, the Corporate Governance and Nominating Committee, the Compensation Committee, and the Finance Committee also completes an annual self-evaluation, which includes a self-assessment questionnaire tailored specifically for such committee.
Candidates recommended by our stockholders are considered on the same basis as if such candidates were recommended by one of our Board members or other persons. See “Stockholder Communications - Stockholder Director Recommendations” below.
Board Compensation
Our non-employee director compensation program is designed to:

•	ensure alignment with long-term stockholder interests;

•	ensure we can attract and retain outstanding directors who meet the criteria outlined under “Director Selection Process” above; and

•	recognize the time commitments necessary to oversee the Company.
Summary
In 2013, our non-employee director compensation program consisted of the following:

•	annual Board retainer of $50,000 for each non-employee director;

•	annual committee retainers of $20,000 for the Chair of the Audit Committee and $10,000 for each other Audit Committee member;

•
annual committee retainers of $10,000 for the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee and $5,000 for the other members of the Compensation Committee and the Corporate Governance and Nominating Committee; and

•	expense reimbursement in connection with Board and committee meeting attendance.
In addition, pursuant to the terms of the AutoNation, Inc. 2007 Non-Employee Director Option Plan (as amended, the “2007 Plan”), each non-employee director was automatically granted an option to purchase 5,000 shares of our common stock on the first trading day of March, June, September, and December 2013, except for Mr. Mikan who did not receive the March grant since he joined the Board on March 7, 2013. Each option granted in 2013 under the 2007

Plan has an exercise price equal to the closing price per share of our common stock on the applicable grant date, will become exercisable in 25% annual increments on each of the first four anniversaries of June 1, 2013 (or immediately in the event that the option holder ceases to serve as a director of the Company), and will expire on March 1, 2023.
Our non-employee directors became eligible to defer all or a portion of their annual and committee retainers under the AutoNation, Inc. Deferred Compensation Plan (the “DCP”) beginning in January 2011. Please refer to “Executive Compensation - Compensation Tables - Non-Qualified Deferred Compensation in Fiscal 2013” for additional information regarding the DCP.
2013 Director Compensation
The following table sets forth the compensation earned during 2013 by each non-employee director who served in 2013.

2013 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
Robert J. Brown	60,000		354,091	414,091
Rick L. Burdick	65,000	(2)	354,091	419,091
William C. Crowley(3)	23,021	(2)	89,598	112,619
David B. Edelson	60,000	(2)	354,091	414,091
Robert R. Grusky	70,000	(2)	354,091	424,091
Michael Larson	58,333	(4)	354,091	412,424
Carlos A. Migoya	60,000		354,091	414,091
G. Mike Mikan	48,333	(5)	264,493	312,826
Alison H. Rosenthal	60,000	(2)	354,091	414,091

(1)
The amounts reported in this column reflect the grant date fair values computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in the calculation of these amounts, see Note 10 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

In 2013, each of our non-employee directors received an option to purchase 5,000 shares of common stock on each of March 1, June 3, September 3, and December 2, except for Mr. Mikan who did not receive the March grant since he joined the Board on March 7, 2013. The following table sets forth information regarding each option award granted to our non-employee directors who were serving on the quarterly grant dates in 2013:

Grant Date	Number of Shares Underlying Option Award	Option Exercise Price ($)	Grant Date Fair Value of Option Award ($)
March 1, 2013	5,000	43.45	89,598
June 3, 2013	5,000	46.22	85,290
September 3, 2013	5,000	47.25	88,596
December 2, 2013	5,000	48.80	90,607

(2)	Amount deferred under the DCP.

(3)
Mr. Crowley did not stand for re-election to the Board at the 2013 Annual Meeting and his Board and Committee retainers were pro-rated based on his time served. On June 30, 2013, Mr. Crowley received a distribution of $164,088, representing Board and Committee retainers previously deferred and investment earnings thereon, from the DCP.

(4)	Mr. Larson was appointed Chair of the Compensation Committee in May 2013, and his Committee retainers were pro-rated accordingly.

(5)
Mr. Mikan joined the Board in March 2013 and the Compensation Committee and the Corporate Governance and Nominating Committee in May 2013. His Board and Committee retainers were pro-rated based on his time served.

The following table sets forth information regarding the number of options held by each of our non-employee directors and Mr. Crowley as of December 31, 2013:

Name	Number of Options Held as of December 31, 2013

Robert J. Brown	35,000
Rick L. Burdick	100,000
David B. Edelson	150,000
William C. Crowley	125,000
Robert R. Grusky	120,000
Michael Larson	110,000
Carlos A. Migoya	80,000
G. Mike Mikan	15,000
Alison H. Rosenthal	55,000
AutoNation, Inc. 2014 Non-Employee Director Equity Plan
The 2007 Plan provides for automatic, quarterly grants of stock options to non-employee directors. Our Compensation Committee, advised by PM&P, reviewed our director compensation program and recommended that the Board adopt a new form of equity plan that gives the Board greater flexibility to determine the types, number, and terms of awards. In the first quarter of 2014, our Board, upon the recommendation of the Compensation Committee, unanimously:

•
discontinued the 2007 Plan, subject to stockholder approval of a new non-employee director equity compensation plan at the Annual Meeting, and confirmed that, if a new plan is approved by stockholders at the Annual Meeting, no additional shares shall be issued under the 2007 Plan,

•	canceled the automatic stock option grant scheduled for the first trading day of March 2014 under the 2007 Plan, and

•	approved the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (the “2014 Director Plan”), subject to stockholder approval at the Annual Meeting.
The 2014 Director Plan is intended to benefit the Company and its stockholders by enhancing the Company’s ability to attract and retain the services of experienced and highly qualified non-employee members of the Board of Directors and to align the interests of such individuals with those of the Company’s stockholders by increasing their long-term financial stake in the Company’s continued success through the use of stock options, restricted stock, restricted stock units, stock appreciation rights, and/or other stock-based awards. See “Items To Be Voted On - Proposal 4: Approval of AutoNation, Inc. 2014 Non-Employee Director Equity Plan” for more information regarding the 2014 Director Plan.

Director Stock Ownership Guidelines
On March 17, 2014, our Board amended our director stock ownership guidelines to increase the ownership expectation from $100,000 to $750,000 in shares of our common stock. Each non-employee director is expected to satisfy the new guidelines by the later of March 17, 2019 or five years after his or her initial appointment to the Board. The following table sets forth information regarding the number of shares held by each non-employee director nominated to stand for election as of March 12, 2014.

DIRECTOR STOCK OWNERSHIP GUIDELINES
Name	Number of Shares Held(1)	Fair Market Value of Shares Held(1) ($)	Progress	Deadline
Robert J. Brown	2,000	105,860	14%	March 2019
Rick L. Burdick	14,490	766,956	Achieved	March 2019
David B. Edelson	4,850	256,711	34%	March 2019
Robert R. Grusky	7,381	390,676	52%	March 2019
Michael Larson	3,000	158,790	21%	March 2019
Carlos A. Migoya	15,150	801,890	Achieved	March 2019
G. Mike Mikan	—	—	—	March 2019
Alison H. Rosenthal	—	—	—	March 2019

(1)	The fair market value of the shares is based on the closing price of a share of our common stock on the NYSE as of March 12, 2014 ($52.93).
Compensation Committee Interlocks and Insider Participation
During 2013, Messrs. Burdick, Crowley, Larson, Migoya, and Mikan served on our Compensation Committee. None of our Compensation Committee members has ever been an officer or employee of AutoNation or any of our subsidiaries, and none of our executive officers has served on the compensation committee (or other committee serving an equivalent function) or board of directors of any company, one of whose executive officers served on our Board or our Compensation Committee.
Certain Relationships and Related Party Transactions
Our Board has adopted a written policy which requires that transactions with related parties must be entered into in good faith on fair and reasonable terms that are no less favorable to us than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party. Our Board, by a vote of the disinterested directors, must approve all related party transactions valued over $500,000, while our Audit Committee must approve all related party transactions valued between $100,000 and $500,000 and review with management all other related party transactions.
In accordance with SEC rules, we have set forth below a summary of transactions that occurred since January 1, 2013, in which the amount involved exceeded $120,000, the Company or one of its subsidiaries was a participant, and any related party may be deemed to have had a direct or indirect material interest. Under SEC rules, a related party is any director, executive officer, nominee for director, or 5% stockholder of the Company, and their immediate family members. In each case, the transactions complied with our Board’s policy on related party transactions.
In the ordinary course of business, we enter into transactions with Sears as a purchaser or supplier of goods or services. As of March 12, 2014, ESL, which beneficially owns approximately 22% of our common stock, beneficially owns approximately 48% of Sears’ common stock (based on publicly available data as of March 12, 2014), and Edward S. Lampert, the Chairman, Chief Executive Officer and controlling principal of ESL Investments, Inc., serves as the Chief Executive Officer and Chairman of the Board of Sears. In 2013, we paid Sears approximately $30,000 primarily for automotive parts and accessories, and Sears paid us approximately $210,000 primarily for automotive parts, accessories, and services.

Stockholder Communications
Communications with the Company and the Board
Stockholders and interested parties may communicate with the Company through its Investor Relations Department by writing to Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
Stockholders and interested parties interested in communicating with our Board, any Board committee, any individual director, any group of directors (such as our independent directors), or our Lead Independent Director should send written correspondence to Board of Directors c/o Corporate Secretary, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301. Additional information is available on our corporate website at investors.autonation.com.
Stockholder Proposals for Next Year’s Annual Meeting
As more specifically provided in our by-laws, no business may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, any stockholder proposal to be considered at the 2015 Annual Meeting of Stockholders, including nominations of persons for election to our Board, generally must be properly submitted to us not earlier than January 6, 2015 nor later than February 5, 2015. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Corporate Secretary of AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301.
These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2015 Annual Meeting of Stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Corporate Secretary not later than November 24, 2014.
Stockholder Director Recommendations
The Corporate Governance and Nominating Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing to our Corporate Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Corporate Governance and Nominating Committee to assist the Committee in appropriately evaluating the candidate.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of March 12, 2014 regarding beneficial owners of more than five percent of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
ESL Investments, Inc. and related entities(2) 1170 Kane Concourse, Suite 200, Bay Harbor, FL 33154	26,750,000	(3)	22.4%
William H. Gates III One Microsoft Way, Redmond, WA 98052	18,117,382	(4)	15.2%
Capital Research Global Investors 333 South Hope Street, Los Angeles, CA 90071	6,794,000	(5)	5.7%

(1)	Based on 119,332,729 shares outstanding at March 12, 2014.

(2)
Includes ESL Partners, L.P. (“Partners”), SPE II Partners, LP (“SPE II”), SPE Master II, LP (“SPE Master II”), RBS Partners, L.P. (“RBS”), ESL Institutional Partners, L.P. (“Institutional”), RBS Investment Management, L.L.C. (“RBSIM”), ESL Investments, Inc. (“Investments”), and Edward S. Lampert. Partners, SPE II, SPE Master II, RBS, Institutional, RBSIM, Investments, and Mr. Lampert are collectively referred to as the “ESL Entities.”

(3)
Based on a Schedule 13D/A filed with the SEC on February 25, 2014 and subsequent Form 4s filed by the ESL Entities, the total number of AutoNation shares beneficially owned by the ESL Entities consists of 9,231,949 shares held by Partners, 1,365,280 shares held by SPE II, 1,755,827 shares held by SPE Master II, 4,777 shares held by Institutional, and 14,392,167 shares held by Mr. Lampert.

Partners has sole voting and dispositive power with respect to 9,231,949 shares and shared dispositive power with respect to 14,392,167 shares, SPE II has sole voting and dispositive power with respect to 1,365,280 shares, SPE Master II has sole voting and dispositive power with respect to 1,755,827 shares, RBS has sole voting and dispositive power with respect to 12,353,056 shares and shared dispositive power with respect to 14,392,167 shares, Institutional has sole voting and dispositive power with respect to 4,777 shares, RBSIM has sole voting and dispositive power with respect to 4,777 shares, Investments has sole voting and dispositive power with respect to 12,357,833 shares and shared dispositive power with respect to 14,392,167 shares, and Mr. Lampert has sole voting power with respect to 26,750,000 shares, sole dispositive power with respect to 12,357,833 shares, and shared dispositive power with respect to 14,392,167 shares.
Please refer to “Agreements with Vehicle Manufacturers - Framework Agreements” in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2013, for a description of certain letter agreements by and among the Company, ESL, and certain automotive manufacturers relating to ESL’s ownership of our common stock.

(4)
Based on a Form 4 filed with the SEC on June 6, 2012 and a Form 13F filed with the SEC on February 14, 2014, the number of shares beneficially owned by Mr. Gates as of March 12, 2014 includes 16,218,666 shares held by Cascade Investment, L.L.C. (“Cascade”) and 1,898,716 shares held by the Bill & Melinda Gates Foundation Trust (the “Trust”). All shares of our common stock held by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade, and all shares of our common stock beneficially owned by the Trust may be deemed to be beneficially owned by Mr. Gates as a co-trustee of the Trust. Mr. Gates has sole voting power with respect to 16,218,666 shares and shared voting power with respect to 1,898,716 shares. The address of Cascade is 2365 Carillon Point, Kirkland, WA 98033, and the address of the Trust is 500 Fifth Avenue North, Seattle, WA 98119.

(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2014, Capital Research Global Investors has sole voting and dispositive power with respect to 6,794,000 shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information as of March 12, 2014, unless otherwise indicated, regarding the amount of our common stock beneficially owned by (1) each of our directors, (2) each of our 2013 named executive officers, and (3) our directors and executive officers as a group. Beneficial ownership includes shares that may be acquired within 60 days of March 12, 2014 through the exercise of outstanding stock options (including, in the case of each executive officer who is retirement eligible under our equity compensation plans, currently unvested stock options that would accelerate in the event of retirement, and, in the case of each non-employee director, currently unvested stock options that would accelerate in the event of termination of Board service), as well as shares of restricted stock. Unless otherwise indicated, each person listed in the table has sole voting and investment power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares of Common Stock Owned		Number of Shares Acquirable Within 60 days		Shares of Common Stock Beneficially Owned
					Number		Percent(1)
Mike Jackson	114,463		907,476	(2)	1,021,939	(2)	*
Robert J. Brown	2,000		35,000	(3)	37,000		*
Rick L. Burdick	14,490		100,000	(3)	114,490		*
David B. Edelson	4,850		150,000	(3)	154,850		*
Robert R. Grusky	7,381		120,000	(3)	127,381	(4)	*
Michael Larson	3,000		110,000	(3)	113,000		*
Carlos A. Migoya	15,150		80,000	(3)	95,150		*
G. Mike Mikan	—		15,000	(5)	15,000	(6)	*
Alison H. Rosenthal	—		55,000	(3)	55,000		*
Michael E. Maroone	1,530,946	(7)	1,384,087	(8)	2,915,033		2.4%
Jonathan P. Ferrando	47,767	(9)	411,660		459,427		*
Alan J. McLaren	12,692	(10)	3,024		15,716		*
Michael J. Short(11)	26,579		—		26,579		*
All directors and executive officers as a group (13 persons)(12)	1,761,882	(13)	3,376,726		5,138,608		4.2%

*	Less than 1%.

(1)	Based on 119,332,729 shares outstanding at March 12, 2014.

(2)
Includes 325,949 shares that may be acquired upon exercise of currently vested options, and 581,527 shares underlying currently unvested options since Mr. Jackson is eligible for retirement treatment under the Company’s equity compensation plans. All options held by Mr. Jackson are owned by a trust of which he is the sole trustee and beneficiary. Mr. Jackson disclaims beneficial ownership of 243,080 shares underlying currently unvested options, which options he has agreed to transfer in the future pursuant to a transaction that will be exempt from Section 16 of the Exchange Act pursuant to Rule 16a-12 promulgated thereunder.

(3)	Includes 20,000 shares that may be acquired upon exercise of currently unvested options that would accelerate in the event of termination of Board service.

(4)
Mr. Grusky is a limited partner in ESL Partners, L.P. (“Partners”), which together with certain of its affiliates beneficially owns shares of AutoNation’s common stock. As a limited partner, Mr. Grusky is not deemed to have a reportable interest in the AutoNation shares beneficially owned by Partners, and he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(5)	Includes 15,000 shares that may be acquired upon exercise of currently unvested options that would accelerate in the event of termination of Board service.

(6)
Mr. Mikan is the President of ESL Investments, Inc. which together with certain of its affiliates beneficially owns shares of AutoNation’s common stock. Mr. Mikan is not deemed to have a reportable interest in the AutoNation shares beneficially owned by ESL Investments, Inc. or its affiliates, and he disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)
Includes 1,529,409 shares held by Michael Maroone Family Partnership, a Nevada limited partnership controlled by Mr. Maroone, of which 951,646 shares are pledged as security for a loan, and 1,537 shares held through the AutoNation 401(k) Plan.

(8)
Includes 931,808 shares that may be acquired upon exercise of currently vested options, and 452,279 shares underlying currently unvested options since Mr. Maroone is eligible for retirement treatment under the Company’s equity compensation plans.

(9)	Includes 33,000 shares owned by Mr. Ferrando and his wife as tenants by the entirety and 1,767 shares held through the AutoNation 401(k) Plan.

(10)	Includes 11,959 unvested shares of restricted stock.

(11)
Mr. Short, our Former Executive Vice President and Chief Financial Officer, resigned from the Company effective January 7, 2014, and information regarding number of shares of common stock owned is presented as of such date.

(12)	Includes Cheryl Scully, who was appointed Executive Vice President and Chief Financial Officer of the Company on March 3, 2014, and excludes Mr. Short. See footnote 11 above.

(13)	Includes 19,976 unvested shares of restricted stock and 3,304 shares held through the AutoNation 401(k) Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors, certain of our officers, and persons who beneficially own 10% or more of our stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, our directors, executive officers, and greater than 10% beneficial owners complied with all such applicable filing requirements, except that one Form 4 was filed late for Mr. Grusky on June 19, 2013 to report his acquisition of 931 shares in connection with a distribution made by ESL Partners, L.P.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
Compensation Committee:
Michael Larson, Chair
Rick L. Burdick
Carlos A. Migoya
G. Mike Mikan

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Our compensation programs are administered by the Compensation Committee (referred to as the “Committee” in this section) of the Board. The Committee primarily assists our Board in fulfilling its compensation oversight responsibilities by, among other things:

•	reviewing our director compensation program and suggesting changes in director compensation to the Board, if appropriate;

•	reviewing and approving the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers and setting annual and long-term performance goals for these individuals;

•	reviewing and approving the compensation of all of our corporate officers;

•	reviewing the Company’s program for management development and succession planning;

•
reviewing and approving performance-based compensation of executive officers as contemplated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including incentive awards and stock-based awards; and

•	administering our equity compensation plans.
From January 1, 2013 until May 8, 2013, the Committee consisted of William C. Crowley (Chair), Rick L. Burdick, Michael Larson, and Carlos A. Migoya. On May 8, 2013, the Board appointed G. Mike Mikan to the Committee, appointed Mr. Larson as the Chair of the Committee, and Mr. Crowley did not stand for re-election to the Board. Since May 8, 2013, the Committee has consisted of Messrs. Larson (Chair), Burdick, Migoya, and Mikan.
From January 1, 2013 until May 8, 2013, Messrs. Migoya (Chair), Burdick, and Larson served as members of the Executive Compensation Subcommittee (referred to as the “Subcommittee”), a subcommittee of the Committee. On May 8, 2013, the Board dissolved the Subcommittee and adopted an amended and restated Compensation Committee charter. Prior to its dissolution, the Subcommittee assisted the Board and the Compensation Committee in fulfilling their responsibilities by reviewing and approving performance-based compensation of executive officers and administering our equity compensation plans.
This section discusses the Company’s compensation policies and programs as it relates to the following “named executive officers” whose compensation information is presented in the tables that follow:

Mike Jackson	Chairman and Chief Executive Officer
Michael E. Maroone	President and Chief Operating Officer
Jonathan P. Ferrando	Executive Vice President - General Counsel, Corporate Development and Human Resources
Alan J. McLaren	Senior Vice President, Customer Care
Michael J. Short	Former Executive Vice President and Chief Financial Officer
Mr. Short resigned from the Company effective January 7, 2014. See “Separation Agreement with Mr. Short” below for more information.
Compensation Philosophy and Objectives
The Committee’s fundamental philosophy is to closely link executive compensation with the achievement of performance goals and to create an owner-oriented culture. The Committee’s objectives in administering our compensation program for executive officers are to ensure that we are able to attract and retain highly-skilled executives and to provide a compensation program that incentivizes management to optimize business performance, deploy capital productively, and increase long-term stockholder value. The Committee also believes that overall compensation should be fair for the services rendered and that the compensation structure should be transparent, which is why the key components of executive compensation are limited to a base salary, an annual performance incentive award based solely on the achievement of financial targets, and stock-based awards.

Setting Compensation Levels of Executive Officers
The Committee reviews executive compensation at its meetings throughout the year and sets executive compensation based primarily on our financial and operating performance and on executive management’s performance in executing the Company’s business strategy, optimizing the Company’s business performance and productivity of its business operations, and increasing long-term stockholder value. The Committee also considers the scope of an executive’s duties and responsibilities and individual executive performance. Our CEO reviews the performance of other named executive officers and makes recommendations, if any, to the Committee with respect to compensation adjustments for such officers. However, the Committee determines in its sole discretion whether to make any adjustments to the compensation paid to such executive officers.
As part of its review of executive compensation for 2013, the Committee reviewed the executive compensation arrangements at peer group companies. Our peer group included comparable specialty retail companies based on specific financial measures, including, but not limited to, revenue, total assets, market capitalization, and net income. For purposes of evaluating executive compensation for 2013, there were no changes to our peer group for 2013 as compared to 2012. For 2013, our peer group consisted of the following companies:

Advance Auto Parts, Inc.	Kohl’s Corporation	Ross Stores, Inc.
AutoZone, Inc.	Limited Brands, Inc.	Staples, Inc.
CarMax, Inc.	Macy’s Inc.	Tiffany & Co.
Family Dollar Stores, Inc.	Nordstrom, Inc.	The TJX Companies, Inc.
The Gap, Inc.	Office Depot, Inc.
J.C. Penney Company, Inc.	RadioShack Corporation
The Committee reviewed the executive compensation benchmark data at a high level in order to evaluate and confirm whether our executive compensation was within a reasonably competitive range. The Committee, however, did not set executive compensation at a specific target percentile within the peer group. The Committee focuses on providing compensation that is fair for the services rendered, closely linking executive compensation with the achievement of Company performance goals, and creating an owner-oriented culture, where the interests of our executive officers are aligned with the long-term interests of our stockholders.
The Committee had no pre-established target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, a significant portion of each executive officer’s total compensation was allocated to compensation in the form of an annual performance-based incentive award and stock-based awards in order to provide incentives to create and maintain long-term stockholder value. The Committee also reviewed and considered total compensation in setting each element of compensation for our named executive officers.
In August 2013, the Committee selected and directly retained the services of Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to provide research and analysis and to make recommendations as to the form and amount of executive compensation for 2014. The Committee sought input from PM&P on executive compensation matters for 2014, including the design and competitive positioning of our executive compensation program, our peer group, appropriate compensation levels, and evolving compensation trends. See “Board of Directors and Corporate Governance - Board Committees - Compensation Committee” above for more information regarding the Committee’s engagement of PM&P and “2014 Executive Compensation Decisions” below for more information regarding executive compensation decisions made in 2014.
2013 Executive Compensation Elements
The key elements of our executive compensation program for the year ended December 31, 2013 were:

•	base salary;

•	annual incentive award; and

•	long-term incentive compensation in the form of stock-based awards.
 Executive officers are also entitled to limited perquisites and other benefits as outlined below. The following is a summary of the considerations underlying each component of compensation paid to our named executive officers for 2013.

Base Salary
We provide our named executive officers and other officers with a base salary to compensate them for services rendered during the fiscal year. The Committee reviews and, as appropriate, adjusts the base salaries for our named executive officers. The factors that the Committee considers in setting salaries include the scope of job responsibilities, individual contributions to our success, company-wide performance, and market compensation. The Committee did not grant any base salary adjustments for 2013 for any of the named executive officers, except for Mr. McLaren, who received a 3% base salary increase effective February 16, 2013.
Annual Incentive Awards
2013 Incentive Awards
A core component of our compensation program is the AutoNation Operating Performance incentive plan (the “AOP”), the annual incentive compensation program in which incentive award-eligible, corporate-level employees participate. The AOP is designed to incentivize management to continually improve our operating performance and to use capital to maximize returns. In February 2013, the Committee established performance goals under the AOP for 2013 based upon specified levels of adjusted operating income per basic share and adjusted operating income as a percentage of gross margin.
The following table sets forth the 2013 performance metrics under the AOP:

2013 Performance Metrics	Weight	Threshold Payout Level	Target Payout Level	Maximum Payout Level
Adjusted Operating Income Per Basic Share	75%	$5.13(1)	$5.70	$6.84(2)
Adjusted Operating Income as a Percent of Gross Margin	25%	24.9%(3)	25.9%	N/A(4)

(1)	50% of target payout level.

(2)	200% of target payout level.

(3)	81.25% of target payout level.

(4)
There was no maximum for the adjusted operating income as a percentage of gross margin metric under the AOP. Each 0.1 percentage point change in this performance metric represented a plus or minus 1.875% payout versus target.

In calculating the level of our performance under the AOP, certain adjustments are made to operating income for both metrics to ensure that operating performance is measured to incentivize management appropriately (for example, floorplan interest expense is charged against operating income to ensure management manages this expense; on a generally accepted accounting principles basis, floorplan interest expense is not included in operating income). For the adjusted operating income per basic share metric, operating income per basic share is also adjusted to reflect a capital charge for acquisitions and the repurchase of shares of our common stock. The capital charge is designed to encourage more productive uses of capital and to discourage less productive uses of capital. The adjusted operating income as a percentage of gross margin metric is designed to incentivize management to increase variability in our expense structure and to increase the productivity of our operations so that bottom-line profitability and stockholder value are maximized.
The Committee (or a subcommittee of the Committee), in its sole discretion, determines which of our executive officers or other key employees will participate in a separate incentive compensation plan designed to create a direct link between pay and performance for our senior officers and to ensure that annual cash incentive awards payable to our senior officers are tax-deductible by the Company pursuant to Section 162(m) of the Code. The incentive compensation plan for our senior officers that was approved by the Company’s stockholders in 2012 is titled the “AutoNation, Inc. Senior Executive Incentive Bonus Plan” and is referred to as the “Executive Incentive Plan.” Historically, the Committee (or a subcommittee of the Committee) has selected only those officers who were likely to receive annual compensation in excess of $1 million. Our executive officers may participate in either the AOP or the Executive Incentive Plan, but not both. The Committee (or a subcommittee of the Committee) is also responsible for identifying annual “performance factors” and establishing specific performance targets with respect thereto that must be met in order for annual incentive awards to be paid under the Executive Incentive Plan.

In February 2013, the Subcommittee established an incentive compensation program for 2013 under the Executive Incentive Plan for each person who was then serving as an executive officer of the Company. For 2013, the Subcommittee selected Messrs. Jackson, Maroone, Short, Ferrando, and McLaren to participate in the Executive Incentive Plan. Under the terms of the Executive Incentive Plan, the Subcommittee set specific annual performance goals and established an objective formula for calculating the amount of the target awards for participants. The 2013 performance metrics that the Subcommittee established under the Executive Incentive Plan were the same as those that the Committee established for 2013 under the AOP (set forth above). The Committee believes that symmetry between the AOP and the Executive Incentive Plan assures that all participants are appropriately aligned to achieve our objectives.
One hundred percent of the target award for each participant in the AOP and the Executive Incentive Plan was based upon achievement of the predetermined performance goals. Incentive awards under the AOP and the Executive Incentive Plan were payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goals, with the possibility that awards earned may exceed or be less than the targeted payout level. The Committee and the Subcommittee had absolute “negative discretion” to eliminate or reduce the amount of any award under the AOP and the Executive Incentive Plan.
In 2013, as part of its retention efforts with respect to Mr. Jackson, the Subcommittee established a three-year deferred incentive compensation program for Mr. Jackson (referred to as the “Deferred Bonus Program”), which provides that a portion of the incentive compensation earned by Mr. Jackson (equal to the amount earned in respect of 33 1/3% of his base salary) for each of 2013, 2014, and 2015 will be be paid to him on a deferred basis in February 2016 (without interest), subject to certain terms and conditions.
The following table sets forth the 2013 threshold and target awards, expressed as a percentage of salary, established for each named executive officer.

Participant	2013 Threshold (% of Salary)	2013 Target (% of Salary)	2013 Maximum
Mike Jackson	27.08%	133 1/3%	(1)
Michael E. Maroone	20.31%	100%	(1)
Michael J. Short	15.23%	75%	(1)
Jonathan P. Ferrando	15.23%	75%	(1)
Alan J. McLaren	9.14%	45%	(1)

(1)
The maximum payout level for the adjusted operating income per basic share metric was 200% versus target. While there was no maximum for the adjusted operating income as a percentage of gross margin metric, the maximum amount payable to any one participant in any one year is $5,000,000 under the Executive Incentive Plan. Each 0.1 percentage point change in the adjusted operating income as a percentage of gross margin metric represented a plus or minus 1.875% payout.

 Based on our financial performance against the performance targets, incentive awards under the AOP and the Executive Incentive Plan were paid at 107.31% of the targeted levels. Performance under the AOP and the Executive Incentive Plan for 2013 was calculated as follows:

2013 Performance Metrics	Weight	Target Payout Level	Attainment	Payout	Weighted Payout
Adjusted Operating Income Per Basic Share	75%	$5.70	$5.77	106.0%	79.50%
Adjusted Operating Income as a Percent of Gross Margin	25%	25.9%	26.5%	111.25%	27.81%
Achieved Payout Level					107.31%
Actual payouts to our named executive officers are shown in the table titled “Summary Compensation Table” below. Our named executive officers only participated in the Executive Incentive Plan in 2013. Pursuant to the Deferred Bonus Program, a portion of the 2013 incentive compensation earned by Mr. Jackson under the Executive Incentive Plan (equal to $411,355) will be paid to him on a deferred basis in February 2016 (without interest), subject to certain terms and conditions.

Stock-Based Awards
The Committee (or a subcommittee of the Committee) grants stock-based awards to our named executive officers in order to provide long-term incentives which align the long-term interests of management and our stockholders. The Committee believes that stock-based awards motivate our named executive officers to focus on optimizing our long-term business performance and stockholder value and create an owner-oriented culture. For 2013, the Committee (or a subcommittee of the Committee) administered our equity compensation plans and approved all stock-based awards under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”), which was approved by our stockholders at the 2008 Annual Meeting of Stockholders.
Stock-based awards are approved on an annual basis in amounts determined by the Committee (or a subcommittee of the Committee), while carefully considering the cost to us and our stockholders, including common stock dilution. For 2013, the sum of all stock-based awards granted to AutoNation employees represented potential share issuances equal to approximately 0.8% of our outstanding shares of common stock (0.7% relating to stock options and 0.1% relating to restricted stock).
In 2013, the Subcommittee approved two types of stock-based awards: stock options and restricted stock. Consistent with prior practice, Messrs. Jackson, Maroone, Short, and Ferrando received stock options only. Mr. McLaren received a mix of stock options and restricted stock. Other eligible employees received either a mix of stock options and restricted stock, or restricted stock only.
Since 2009, the practice of the Committee (or a subcommittee of the Committee) has been to approve an annual stock option award for each eligible employee during the first quarter and to grant the award in four equal increments over the year, subject to continuous employment by the award recipient through each grant date, and, except as otherwise provided by the Committee, subject to the award recipient remaining at the same job grade level. In addition, since 2009, the practice of the Committee (or a subcommittee of the Committee) has been to approve an annual restricted stock award for each eligible employee and to grant the award on the first trading day in March. In connection with new hires, the Committee has from time to time approved stock-based awards later in the year.
Stock option and restricted stock grants are made to eligible employees on the same terms, other than the number of options or number of restricted shares granted, which varies primarily by position and based on individual performance.
Stock Options Awarded in 2013
On February 12, 2013, the Subcommittee approved the 2013 annual stock option awards for eligible employees, including our named executive officers. One-fourth of each stock option award that was approved in February 2013 was granted on each of March 1, June 3, September 3, and December 2, 2013.
The 2013 stock option grants have an exercise price equal to the closing price per share on the applicable grant date, will vest in 25% annual increments on each of the first four anniversaries of June 1, 2013, and will expire on March 1, 2023. Detailed information regarding the 2013 stock option grants to our named executive officers is provided in the table entitled “Grants of Plan-Based Awards in Fiscal 2013” below.
Since the Subcommittee approved the 2013 annual stock option awards in February 2013, the exercise price for each of the four grants comprising an annual stock option award was based on the closing price of our common stock on a pre-determined date subsequent to the approval of such award. The Committee believes that this practice is fair and reasonable to the award recipients, the Company, and its stockholders since it minimizes the impact that any particular event could have on the exercise price of stock options, particularly during times of market volatility.
Restricted Stock Awarded in 2013
On February 12, 2013, the same date that it approved the 2013 stock option awards, the Subcommittee approved the 2013 restricted stock awards for eligible employees, including Mr. McLaren, who received 4,360 shares of  restricted stock. None of the other named executive officers received shares of restricted stock. See “Grants of Plan-Based Awards in Fiscal 2013” below. The restricted stock awards that were approved in February 2013 were granted on March 1, 2013 and will vest in 25% annual increments on each of the first four anniversaries of June 1, 2013.

Perquisites and Other Benefits
Our compensation program for named executive officers also includes limited perquisites and other benefits, including participation in the Company’s life and health insurance and similar benefit programs (including the AutoNation 401(k) Plan and the AutoNation, Inc. Deferred Compensation Plan) on the same general terms as other participants in these programs, participation in Company car programs entitling the executives to a demonstrator vehicle and/or a vehicle allowance, use of an on-site fitness facility and, pursuant to their employment agreements, limited personal use of corporate aircraft for each of Messrs. Jackson and Maroone. The employment agreements with each of Messrs. Jackson and Maroone, respectively, provide for personal use of corporate aircraft of up to 70 hours per year.
Employment Agreements with Executive Officers
On July 25, 2013, we entered into employment agreements with Mike Jackson and Michael E. Maroone, pursuant to which Mr. Jackson will continue to serve as Chairman and Chief Executive Officer until September 24, 2016 and Mr. Maroone will continue to serve as President and Chief Operating Officer until December 31, 2016. See “Employment Agreements” below for a summary of the material terms of these employment agreements. The Committee believes that entering into the employment agreements with Messrs. Jackson and Maroone furthered our efforts to retain such executives.
Severance and Change in Control Policy and Agreements for Post-Termination Payments
We have a policy governing severance and change in control agreements with the Company’s named executive officers, which is set forth in our Corporate Governance Guidelines. Generally, the policy provides that we will not enter into any severance agreements with senior executives that provide specified benefits in an amount exceeding 299% of the sum of such executive’s base salary plus bonus unless such severance agreement has been submitted to a stockholder vote. Further, unless such severance agreement has been submitted to a stockholder vote, we will not enter into a severance agreement that provides for the payment of specified benefits to an executive triggered by (i) a change in control of our Company that is approved by stockholders but not completed, or (ii) a completed change in control of the Company in which the named executive officer remains employed in a substantially similar capacity by the successor entity. We have not entered into any change in control agreements with any of our named executive officers.
We have entered into employment agreements with Messrs. Jackson and Maroone that provide for payments or benefits to such persons at, following, or in connection with, termination under certain circumstances. In addition, our equity compensation plans provide for accelerated vesting in the event of a “change in control” as defined in such plans. These provisions are designed to promote stability and continuity of senior management. A description of the applicable potential payments pursuant to such provisions for the named executive officers is provided under “Potential Payments Upon Termination or Change in Control” below.
Consideration of the Company’s 2011 Stockholder Vote on Executive Compensation
At our 2011 Annual Meeting of Stockholders, more than 96% of the votes cast voted to approve the advisory resolution on our executive compensation (referred to as the “say-on-pay” vote). The Committee believes that the positive outcome of the say-on-pay vote supports the compensation arrangements established by the Committee for our named executive officers in 2010, and accordingly, it did not change its overall approach for 2011, 2012, or 2013. In addition, at the 2011 Annual Meeting of Stockholders, our stockholders voted to approve a triennial holding of the advisory vote on executive compensation. Accordingly, as previously disclosed by the Company, we will hold non-binding, advisory votes on executive compensation on a triennial basis until the next required non-binding, advisory vote on the frequency of the advisory vote on executive compensation. The Committee believes that our executive compensation program aligns pay with performance and reflects responsible corporate governance practices regarding executive compensation. The Committee will consider the results of the 2014 advisory vote on executive compensation when making future decisions regarding the structure and implementation of our executive compensation program. See “Items To Be Voted On - Proposal 3: Advisory Vote on Executive Compensation.”
Separation Agreement with Mr. Short
Mr. Short resigned from the Company effective January 7, 2014. As disclosed in a Current Report on Form 8-K filed with the SEC on January 10, 2014, in connection with his separation, on January 10, 2014, the Company entered into a Separation Agreement with Mr. Short. Pursuant to the terms of the Agreement, in consideration for, among other things, his compliance with confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, the Company agreed to pay to Mr. Short:

•	severance compensation equal to $600,000, less applicable taxes and withholdings, payable in 24 semi-monthly installments over 12 months, and

•	his 2013 incentive award at the same time and at the same payout level as the 2013 incentive awards are paid to other senior executives.
As set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” under “Compensation Tables” below, Mr. Short’s 2013 incentive award was $451,507, which was paid on February 25, 2014.
In accordance with the terms of the Company’s equity plans, since Mr. Short was not retirement-eligible under such plans, all vested options held by Mr. Short at the time of his resignation remained exercisable for 60 days following the date of his resignation, and all unvested options then held were canceled.
2014 Executive Compensation Decisions
For purposes of 2014 executive compensation decisions, the Committee undertook a review of our peer group with the assistance of PM&P. The Committee considered several factors in its review and determined, in consultation with PM&P, that, for 2014, J.C. Penney Company, Inc., Office Depot, Inc., Advance Auto Parts, Inc., and RadioShack Corporation should be removed from the peer group and that Dollar General Corp., Genuine Parts Company, Bed Bath & Beyond Inc., and GameStop Corp. should be added to the peer group. These changes were made to improve overall comparability to AutoNation.
For 2014, the Committee, advised by PM&P and based on a review of peer group data, our financial performance, and the performance of our senior executives, adjusted the target compensation levels for our named executive officers as described below. In addition, Cheryl Scully was appointed Executive Vice President and Chief Financial Officer effective March 3, 2014. The key elements of her compensation are set forth below.
2014 Incentive Awards
Earlier this year, the Committee selected the 2014 participants under the Executive Incentive Plan, established specific objective annual performance goals for 2014, and set target awards for the 2014 participants under the Executive Incentive Plan. For 2014, the Committee selected each of the Company’s current executive officers to participate in the Executive Incentive Plan. The 2014 participants under the Executive Incentive Plan are set forth below.

Mike Jackson	Chairman and Chief Executive Officer
Michael E. Maroone	President and Chief Operating Officer
Jonathan P. Ferrando	Executive Vice President - General Counsel, Corporate Development and Human Resources
Cheryl Scully	Executive Vice President and Chief Financial Officer
Alan J. McLaren	Senior Vice President, Customer Care
The performance goals that the Committee established for 2014 under the Executive Incentive Plan are based upon the achievement of specified levels of adjusted operating income per basic share (minus a net charge for capital deployed for acquisitions or share repurchases and subject to an adjustment for certain extraordinary or other items) and adjusted operating income as a percentage of gross margin for the Company during 2014. These performance goals also constitute the performance goals that have been established for incentive award-eligible, corporate-level employees of the Company under the AOP to ensure that the corporate management team is fully aligned. Incentive awards under both the AOP and the Executive Incentive Plan will be payable on a sliding scale based on our actual achievement relative to the predetermined goals, with the possibility that awards earned may exceed or be less than the targeted level. The Committee will have absolute “negative discretion” to eliminate or reduce the amount of any award under the AOP and the Executive Incentive Plan.

The following table sets forth the 2014 threshold and target awards reflected as a percentage of salary for each of the participants under the Executive Incentive Plan.

Participant	2014 Threshold (% of Salary)	2014 Target (% of Salary)	2014 Maximum
Mike Jackson	30.47%	150%	(1)
Michael E. Maroone	22.34%	110%	(1)
Jonathan P. Ferrando	18.28%	90%	(1)
Cheryl Scully	12.19%	60%	(1)
Alan J. McLaren	9.14%	45%	(1)

(1)
The maximum payout level for the adjusted operating income per basic share metric is 200%. While there is no maximum for the adjusted operating income as a percentage of gross margin metric, the maximum amount payable to any one participant in any one year is $5,000,000 under the Executive Incentive Plan. Each 0.1 percentage point change in the adjusted operating income as a percentage of gross margin metric represents a plus or minus 1.875% payout.

Pursuant to the Deferred Bonus Program, a portion of the 2014 incentive award earned by Mr. Jackson under the Executive Incentive Plan (equal to the amount earned in respect of 33 1/3% of his base salary) will be paid to him on a deferred basis in February 2016 (without interest), subject to certain terms and conditions.
At the end of 2013, we adopted a new management program pursuant to which certain employees, including Mr. McLaren, assumed increased responsibilities with respect to key franchises owned by the Company. In connection with the adoption of such program, the Committee approved a new compensatory arrangement for such employees, including Mr. McLaren, for 2014. Such employees will earn supplemental salary and may, subject to the attainment of specified performance metrics relating to specified franchises, earn supplemental incentive compensation. For 2014, Mr. McLaren will be paid an additional $60,000 per year in the form of supplemental salary and will be eligible to earn up to an additional $180,000 per year in the form of supplemental incentive compensation under the new compensatory arrangement. No other named executive officers participate in the new management program or related compensatory arrangement.
2014 Stock-Based Awards
In the first quarter of 2014, the Committee approved the 2014 annual stock-based awards for Messrs. Jackson, Maroone, Ferrando, and McLaren and Ms. Scully. The stock-based awards for 2014 that the Committee approved for such officers are as follows:

Name	2014 Annual Stock Option Award(1)	2014 Annual Restricted Stock Award(2)	One-Time Stock Option Award(3)(4)	One-Time Restricted Stock Award(2)(3)
Mike Jackson	328,047	—	—	—
Michael E. Maroone	209,966	—	—	—
Jonathan P. Ferrando	137,753	—	—	—
Cheryl Scully	40,000	—	44,828	3,612
Alan J. McLaren	13,708	4,572	—	—

(1)	One-fourth of each award was granted on March 3, 2014, and an additional one-fourth of each award will be granted on the first trading day of each of June, September, and December 2014.

(2)	Granted on March 3, 2014.

(3)	Awarded in connection with Ms. Scully’s appointment as Executive Vice President and Chief Financial Officer and in consideration of her service as Interim Chief Financial Officer.

(4)	41,207 options granted on March 3, 2014, and an additional 1,207 options will be granted on the first trading day of each of June, September, and December 2014.

In accordance with the 2008 Plan, all options have or will have an exercise price equal to the closing price per share on the applicable grant date, will become exercisable in 25% annual increments on each of the first four anniversaries of June 1, 2014, and will expire on March 3, 2024. All shares of restricted stock will vest in 25% annual increments on each of the first four anniversaries of June 1, 2014.
Base Salary Adjustments
On October 21, 2013, the Committee approved base salary adjustments for Messrs. Jackson and Ferrando. Effective January 1, 2014, Mr. Jackson’s base salary is $1,250,000 and Mr. Ferrando’s base salary is $700,000. On February 10, 2014, the Committee approved a 3% base salary increase for Mr. McLaren. Effective February 16, 2014, Mr. McLaren’s base salary is $514,536. Effective March 3, 2014, the date of her appointment as Executive Vice President and Chief Financial Officer, Ms. Scully’s base salary is $475,000.
Company Policy on Section 162(m) Limits on Deductibility of Compensation
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and three other most highly compensated executive officers, other than the chief financial officer, as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
The Committee administers the executive compensation program in general, and our incentive compensation plan for senior officers in particular, in a manner that maximizes the tax deductibility of compensation paid to the Company’s executives under Section 162(m) of the Code to the extent practicable. The Committee believes, however, that our priority is to attract and retain highly-skilled executives to manage our Company and, in some cases, the loss of a tax deduction may be necessary to accomplish that goal. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and the Committee reserves the right to do so in the future in appropriate circumstances.
Executive Stock Ownership Guidelines
In order to further align the long-term interests of management and stockholders and to ensure an owner-oriented culture, the Board has set stock ownership guidelines for our Chief Executive Officer, Chief Operating Officer, and each Executive Vice President. The following table sets forth information regarding the number and dollar value of shares held by these officers as of March 12, 2014 and lists the specific ownership requirements under the ownership guidelines. The ownership guidelines provide that the ownership requirements must be met by the date that is five years after the executive was appointed to the position. Each of these officers has satisfied the ownership guidelines or has time remaining to do so.

EXECUTIVE STOCK OWNERSHIP GUIDELINES
Name	Ownership as of March 12, 2014		Ownership Requirement
	Number of Shares(1)	Dollar Value of Shares(2)
Mike Jackson	114,463	$6,058,527	$5,000,000 (4 x Salary)
Michael E. Maroone	1,530,946	$81,032,972	$4,000,000 (4 x Salary)
Jonathan P. Ferrando	47,767	$2,528,307	$1,400,000 (2 x Salary)
Cheryl Scully	1,126	$59,599	$950,000 (2 x Salary)

(1)	The number of shares includes common stock beneficially owned by each executive (excluding shares underlying stock options), including shares held through the AutoNation 401(k) Plan.

(2)	The value of the shares is based on the closing price of a share of our common stock on the New York Stock Exchange as of March 12, 2014 ($52.93).

Conclusion
The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling the Company to attract and retain talented executives. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our stockholders.

COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding compensation earned by each of our named executive officers for each of the years they were so designated during 2013, 2012, and 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
Mike Jackson Chairman and Chief Executive Officer	2013	1,150,000	—	—	3,323,093	1,645,420	(4)	—	164,951	(5)	6,283,464
	2012	1,150,000	—	—	3,163,567	2,055,126	(4)	—	179,752		6,548,445
	2011	1,150,000	—	—	3,578,048	1,506,040	(4)	—	194,273		6,428,361
Michael E. Maroone President and Chief Operating Officer	2013	1,000,000	—	—	2,659,681	1,073,100		—	319,425	(6)	5,052,206
	2012	1,000,000	—	—	2,531,974	1,340,300		—	240,095		5,112,369
	2011	1,000,000	—	—	2,863,653	982,200		—	180,242		5,026,095
Michael J. Short Former Executive Vice President and Chief Financial Officer	2013	561,000	—	—	1,998,485	451,507		—	47,110	(7)	3,058,102
	2012	561,000	—	—	1,902,514	563,931		—	45,607		3,073,052
	2011	561,000	—	—	2,151,713	413,261		—	26,886		3,152,860
Jonathan P. Ferrando Executive Vice President - General Counsel, Corporate Development and Human Resources	2013	561,000	—	—	1,998,485	451,507		—	27,876	(8)	3,038,868
	2012	561,000	—	—	1,902,514	563,931		—	29,314		3,056,759
	2011	561,000	—	—	2,151,713	413,261		—	26,395		3,152,369
Alan J. McLaren Senior Vice President, Customer Care	2013	497,731	—	189,442	249,811	241,230		—	66,539	(9)	1,244,753
	2012	481,025	—	137,587	190,251	290,123		—	122,894		1,221,880
	2011	—	—	—	—	—		—	—		—

(1)
The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718 for each year shown in the table. For a description of the assumptions used in the calculation of these amounts, see Note 10 of the Notes to Consolidated Financial Statements in our Annual Reports on Form 10-K for the years ended December 31, 2013, 2012, and 2011, respectively.

(2)	The amounts reported represent amounts paid under the AutoNation, Inc. Senior Executive Incentive Bonus Plan in respect of the year shown.

(3)
The amounts reported for personal usage by Messrs. Jackson and Maroone of corporate aircraft are calculated based on the aggregate incremental cost to the Company. The incremental cost to the Company of personal usage of corporate aircraft by our executives is calculated based on the direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. The amounts reported for personal usage of cars are based on imputed income attributable to each named executive officer calculated in accordance with Treasury Regulations, which amounts we believe are equal to or greater than our incremental costs of providing such usage. In addition to the perquisites and other benefits identified in the footnotes below, our named executive officers also are eligible to use our on-site fitness facility, and from time to time, use our tickets for sporting and entertainment events for personal purposes, and receive occasional secretarial support with respect to personal matters.

(4)	Includes amounts that are subject to the terms of deferred bonus programs established for Mr. Jackson. See “Compensation Discussion and Analysis - Annual Incentive Awards.”

(5)	Includes $76,192 for personal usage of corporate aircraft, $71,097 for demonstrator vehicle usage and/or a vehicle allowance, and $17,662 for group term life insurance premiums.

(6)
Includes $163,657 for personal usage of corporate aircraft, $137,784 for demonstrator vehicle usage and/or a vehicle allowance, $15,484 for group term life insurance premiums, and $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 2, 2014).

(7)
Includes $40,414 for demonstrator vehicle usage, $2,570 for group term life insurance premiums, $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 2, 2014), and the cost of a Company paid executive health examination.

(8)
Includes $23,634 for demonstrator vehicle usage and/or a vehicle allowance, $1,742 for group term life insurance premiums, and $2,500 for matching contributions under the DCP (such contributions were credited by the Company as of January 2, 2014).

(9)	Includes $50,028 for relocation reimbursement (which amount includes $20,987 for tax reimbursement), $15,600 for vehicle allowance, and $911 for group term life insurance premiums.
We have employment agreements with Messrs. Jackson and Maroone that establish certain terms relating to their compensation. For information regarding these agreements, refer to “Employment Agreements” below.

Grants of Plan-Based Awards in Fiscal 2013
The following table sets forth certain information with respect to (i) the non-equity incentive plan awards granted to each of our named executive officers under the Executive Incentive Plan and (ii) the stock-based awards granted to each of our named executive officers under the 2008 Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2013
Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum($)(1)
Mike Jackson	Option	3/1/2013	2/12/2013					43,499	43.45	813,327
	Option	6/3/2013	2/12/2013					43,499	46.22	789,233
	Option	9/3/2013	2/12/2013					43,499	47.25	842,310
	Option	12/2/2013	2/12/2013					43,499	48.80	878,223
	Annual Cash			311,420	1,533,333	5,000,000
Michael E. Maroone	Option	3/1/2013	2/12/2013					34,815	43.45	650,957
	Option	6/3/2013	2/12/2013					34,815	46.22	631,673
	Option	9/3/2013	2/12/2013					34,815	47.25	674,154
	Option	12/2/2013	2/12/2013					34,815	48.80	702,897
	Annual Cash			203,100	1,000,000	5,000,000
Michael J. Short	Option	3/1/2013	2/12/2013					26,160	43.45	489,129
	Option	6/3/2013	2/12/2013					26,160	46.22	474,639
	Option	9/3/2013	2/12/2013					26,160	47.25	506,560
	Option	12/2/2013	2/12/2013					26,160	48.80	528,157
	Annual Cash			85,454	420,750	5,000,000
Jonathan P. Ferrando	Option	3/1/2013	2/12/2013					26,160	43.45	489,129
	Option	6/3/2013	2/12/2013					26,160	46.22	474,639
	Option	9/3/2013	2/12/2013					26,160	47.25	506,560
	Option	12/2/2013	2/12/2013					26,160	48.80	528,157
	Annual Cash			85,454	420,750	5,000,000
Alan J. McLaren	Restricted Stock	3/1/2013	2/12/2013				4,360			189,442
	Option	3/1/2013	2/12/2013					3,270	43.45	61,141
	Option	6/3/2013	2/12/2013					3,270	46.22	59,330
	Option	9/3/2013	2/12/2013					3,270	47.25	63,320
	Option	12/2/2013	2/12/2013					3,270	48.80	66,020
	Annual Cash			45,489	223,972	5,000,000

(1)	$5,000,000 is the maximum allowable award under the Executive Incentive Plan.

(2)	Amounts reported in this column are based on the grant date fair values computed in accordance with FASB ASC Topic 718.
The material terms of the non-equity incentive plan awards granted to our named executive officers in 2013 under the Executive Incentive Plan and the material terms of the stock-based awards granted to our named executive officers in 2013 under the 2008 Plan are described above in the sections titled “Annual Incentive Awards” and “Stock-Based Awards” under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at End of Fiscal 2013
The following table provides information concerning unexercised options and unvested restricted stock held by the named executive officers as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2013
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Mike Jackson(2)	7/31/2006	10,822	—	20.08	7/31/2016	—	—
	7/30/2008	45,410	—	10.17	7/30/2018	—	—
	3/2/2009	13,747	—	9.92	3/2/2019	—	—
	6/1/2009	14,603	—	16.99	3/2/2019	—	—
	9/1/2009	56,709	—	18.02	3/2/2019	—	—
	12/1/2009	66,412	—	17.70	3/2/2019	—	—
	3/1/2010	47,817	15,939	18.20	3/1/2020	—	—
	6/1/2010	47,817	15,939	19.64	3/1/2020	—	—
	9/1/2010	47,817	15,939	23.21	3/1/2020	—	—
	12/1/2010	47,817	15,939	26.49	3/1/2020	—	—
	3/1/2011	27,689	27,690	32.50	3/1/2021	—	—
	6/1/2011	27,689	27,690	34.51	3/1/2021	—	—
	9/1/2011	27,689	27,690	40.37	3/1/2021	—	—
	12/1/2011	27,689	27,690	35.99	3/1/2021	—	—
	3/1/2012	12,583	37,751	34.09	3/1/2022	—	—
	6/1/2012	12,583	37,751	35.00	3/1/2022	—	—
	9/4/2012	12,583	37,751	41.16	3/1/2022	—	—
	12/3/2012	12,583	37,751	38.63	3/1/2022	—	—
	3/1/2013	—	43,499	43.45	3/1/2023	—	—
	6/3/2013	—	43,499	46.22	3/1/2023	—	—
	9/3/2013	—	43,499	47.25	3/1/2023	—	—
	12/2/2013	—	43,499	48.80	3/1/2023	—	—
Michael E. Maroone	7/30/2007	220,250	—	19.21	7/30/2017	—	—
	7/30/2008	216,946	—	10.17	7/30/2018	—	—
	3/2/2009	53,152	—	9.92	3/2/2019	—	—
	6/1/2009	53,152	—	16.99	3/2/2019	—	—
	9/1/2009	53,152	—	18.02	3/2/2019	—	—
	12/1/2009	53,152	—	17.70	3/2/2019	—	—
	3/1/2010	38,269	12,757	18.20	3/1/2020	—	—
	6/1/2010	38,269	12,757	19.64	3/1/2020	—	—
	9/1/2010	38,269	12,757	23.21	3/1/2020	—	—
	12/1/2010	38,269	12,757	26.49	3/1/2020	—	—
	3/1/2011	22,161	22,161	32.50	3/1/2021	—	—
	6/1/2011	22,161	22,161	34.51	3/1/2021	—	—
	9/1/2011	22,161	22,161	40.37	3/1/2021	—	—
	12/1/2011	22,161	22,161	35.99	3/1/2021	—	—
	3/1/2012	10,071	30,214	34.09	3/1/2022	—	—
	6/1/2012	10,071	30,214	35.00	3/1/2022	—	—
	9/4/2012	10,071	30,214	41.16	3/1/2022	—	—
	12/3/2012	10,071	30,214	38.63	3/1/2022	—	—
	3/1/2013	—	34,815	43.45	3/1/2023	—	—
	6/3/2013	—	34,815	46.22	3/1/2023	—	—
	9/3/2013	—	34,815	47.25	3/1/2023	—	—
	12/2/2013	—	34,815	48.80	3/1/2023	—	—

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2013
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael J. Short(3)	7/30/2008	123,112	—	10.17	7/30/2018	—	—
	3/2/2009	39,938	—	9.92	3/2/2019	—	—
	6/1/2009	39,938	—	16.99	3/2/2019	—	—
	9/1/2009	39,938	—	18.02	3/2/2019	—	—
	12/1/2009	39,938	—	17.70	3/2/2019	—	—
	3/1/2010	9,585	9,586	18.20	3/1/2020	—	—
	6/1/2010	4,455	9,586	19.64	3/1/2020	—	—
	9/1/2010	28,755	9,586	23.21	3/1/2020	—	—
	12/1/2010	28,755	9,586	26.49	3/1/2020	—	—
	3/1/2011	16,651	16,652	32.50	3/1/2021	—	—
	6/1/2011	16,651	16,652	34.51	3/1/2021	—	—
	9/1/2011	16,651	16,652	40.37	3/1/2021	—	—
	12/1/2011	16,651	16,652	35.99	3/1/2021	—	—
	3/1/2012	7,567	22,703	34.09	3/1/2022	—	—
	6/1/2012	7,567	22,703	35.00	3/1/2022	—	—
	9/4/2012	7,567	22,703	41.16	3/1/2022	—	—
	12/3/2012	7,567	22,703	38.63	3/1/2022	—	—
	3/1/2013	—	26,160	43.45	3/1/2023	—	—
	6/3/2013	—	26,160	46.22	3/1/2023	—	—
	9/3/2013	—	26,160	47.25	3/1/2023	—	—
	12/2/2013	—	26,160	48.80	3/1/2023	—	—
Jonathan P. Ferrando	7/30/2007	10,000	—	19.21	7/30/2017	—	—
	7/30/2008	81,506	—	10.17	7/30/2018	—	—
	3/2/2009	29,954	—	9.92	3/2/2019	—	—
	6/1/2009	39,938	—	16.99	3/2/2019	—	—
	9/1/2009	39,938	—	18.02	3/2/2019	—	—
	12/1/2009	39,938	—	17.70	3/2/2019	—	—
	3/1/2010	28,755	9,586	18.20	3/1/2020	—	—
	6/1/2010	28,755	9,586	19.64	3/1/2020	—	—
	9/1/2010	28,755	9,586	23.21	3/1/2020	—	—
	12/1/2010	28,755	9,586	26.49	3/1/2020	—	—
	3/1/2011	16,651	16,652	32.50	3/1/2021	—	—
	6/1/2011	16,651	16,652	34.51	3/1/2021	—	—
	9/1/2011	16,651	16,652	40.37	3/1/2021	—	—
	12/1/2011	16,651	16,652	35.99	3/1/2021	—	—
	3/1/2012	7,567	22,703	34.09	3/1/2022	—	—
	6/1/2012	7,567	22,703	35.00	3/1/2022	—	—
	9/4/2012	7,567	22,703	41.16	3/1/2022	—	—
	12/3/2012	7,567	22,703	38.63	3/1/2022	—	—
	3/1/2013	—	26,160	43.45	3/1/2023	—	—
	6/3/2013	—	26,160	46.22	3/1/2023	—	—
	9/3/2013	—	26,160	47.25	3/1/2023	—	—
	12/2/2013	—	26,160	48.80	3/1/2023	—	—

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2013
		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alan J. McLaren	3/1/2012	—	—	—	—	3,027	150,412	(4)
	3/1/2012	756	2,271	34.09	3/1/2022	—	—
	6/1/2012	756	2,271	35.00	3/1/2022	—	—
	9/4/2012	756	2,271	41.16	3/1/2022	—	—
	12/3/2012	756	2,271	38.63	3/1/2022	—	—
	3/1/2013	—	—	—	—	4,360	216,648	(4)
	3/1/2013	—	3,270	43.45	3/1/2023	—	—
	6/3/2013	—	3,270	46.22	3/1/2023	—	—
	9/3/2013	—	3,270	47.25	3/1/2023	—	—
	12/2/2013	—	3,270	48.80	3/1/2023	—	—

(1)
Stock options and shares of restricted stock granted prior to 2009 vested in 25% annual increments on each of the first, second, third, and fourth anniversaries of the applicable grant date. Stock options and shares of restricted stock granted in 2009 and later vest in 25% annual increments on each of the first, second, third, and fourth anniversaries of June 1 of the year in which the options were granted.

(2)	All options held by Mr. Jackson are owned by a trust of which he is the sole trustee and beneficiary.

(3)
Mr. Short resigned from the Company effective January 7, 2014. All unvested options held by Mr. Short on January 7, 2014, the date of this resignation, were canceled on such date in accordance with the terms of the Company’s equity plans.

(4)	Based on the closing price per share of our common stock on December 31, 2013 ($49.69).
Option Exercises and Stock Vested in Fiscal 2013
The following table provides information concerning exercises of stock options and vesting of restricted stock held by the named executive officers during 2013.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2013
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mike Jackson	170,094	5,493,524	—	—
Michael E. Maroone	203,000	5,041,186	—	—
Michael J. Short	58,700	1,943,184	—	—
Jonathan P. Ferrando	78,394	2,281,937	—	—
Alan J. McLaren	—	—	1,009	46,636

Equity Compensation Plans
The following table provides information as of December 31, 2013 regarding our equity compensation plans.

EQUITY COMPENSATION PLANS
	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	6,008,231	$28.48	6,028,196 (1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	6,008,231	$28.48	6,028,196

(1)
Includes 5,189,964 shares available under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”) and 838,232 shares available under the AutoNation, Inc. 2007 Non-Employee Director Option Plan (as amended, the “2007 Plan”). As of December 31, 2013, a maximum of 1,254,717 shares may be awarded as awards, other than options or stock appreciation rights, that are settled in shares under the 2008 Plan.

On February 28, 2014, the Board discontinued the 2007 Plan, subject to stockholder approval of a new non-employee director equity compensation plan at the Annual Meeting, and confirmed that, if a new plan is approved by stockholders at the Annual Meeting, no additional shares shall be issued under the 2007 Plan. See “Items To Be Voted On - Proposal 4: Approval of AutoNation, Inc. 2014 Non-Employee Director Equity Plan” for more information.
Non-Qualified Deferred Compensation in Fiscal 2013
The AutoNation, Inc. Deferred Compensation Plan (“DCP”) affords the named executive officers and certain other employees the opportunity to defer up to 75% of base salary and 90% of bonuses and/or commissions on a pre-tax basis. For 2013, we provided matching contributions for both the DCP and the AutoNation 401(k) Plan. Participants eligible for a matching contribution under the DCP were not eligible for the matching contribution in the AutoNation 401(k) Plan. For 2013, we provided eligible participants under the DCP a matching contribution of up to 50% of the first $5,000 deferred. The 2013 matching contributions were credited by the Company as of January 2, 2014. One-third of the 2013 matching contributions vested as of January 2, 2014, and an additional one-third will vest on each of the first and second anniversaries of January 2, 2014, provided, however, that a participant’s matching contribution will immediately vest in the event of the death of such participant while actively employed, the disability of such participant, or the attainment of age sixty with at least six years of service by such participant. Our non-employee directors are also eligible to defer all or a portion of their annual and committee retainers under the DCP. We do not provide matching contributions to non-employee directors that participate in the DCP.
Earnings on deferrals are based on “deemed” investments in funds selected for inclusion in the DCP by us. The DCP provides daily processing of account transactions including participant deemed investment election changes. Additionally, the DCP provides for payment of vested deferrals and earnings upon separation from service, death, and disability as well as upon specified in-service payment dates selected by the participants. Participants may elect to receive payments upon specified in-service dates (in the form of a lump sum payment or up to five annual installments) or upon separation from service (in the form of a lump sum payment or up to 15 annual installments). The DCP is intended to meet the requirements of Section 409A of the Code and other relevant provisions thereunder and related Treasury regulations.

The following table sets forth the non-qualified deferred compensation activity for each named executive officer during 2013.

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2013
Name	Executive Contributions in Last Fiscal Year ($)		AutoNation Contributions in Last Fiscal Year ($)		Aggregate Earnings (Loss) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)
Mike Jackson(2)	411,355	(3)	—		—	72,949	(4)	411,355	(3)
Michael E. Maroone	100,000	(5)	2,500	(6)	257,143	—		1,538,222	(7)
Michael J. Short	25,807	(5)	2,500	(6)	24,991	—		183,878	(7)
Jonathan P. Ferrando	75,000	(5)	2,500	(6)	1,112	6,749		102,397	(7)
Alan J. McLaren(2)	—		—		—	—		—

(1)	Amounts not reported in the “Summary Compensation Table.”

(2)	Neither Mr. Jackson nor Mr. McLaren participated in the DCP.

(3)
Amount reflects the portion of Mr. Jackson’s non-equity incentive plan compensation for 2013 that is subject to the terms of the Deferred Bonus Program (reported in the “Non-Equity Incentive Plan Compensation” column for 2013 in the “Summary Compensation Table”). See “Compensation Discussion and Analysis - Annual Incentive Awards” for additional information regarding the Deferred Bonus Program.

(4)
Amount reflects the portion of Mr. Jackson’s non-equity incentive plan compensation for 2012 (reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for 2012) that was subject to the terms of the deferred bonus program established for Mr. Jackson in 2010 and not paid in 2012. This amount was paid to Mr. Jackson on February 25, 2013.

(5)
Amounts reported in the “Salary” column for 2013 in the “Summary Compensation Table,” except for $807 for Mr. Short which is reported in the “Non-Equity Incentive Plan Compensation” column for 2012 in the “Summary Compensation Table.”

(6)
Amounts represent 2012 matching contributions under the DCP, which were credited by the Company as of January 2, 2013. The 2013 matching contributions under the DCP were credited by the Company as of January 2, 2014 and are therefore not shown in the table.

(7)
Amounts, other than (a) contributions reported in the “Executive Contributions in Last Fiscal Year” and “AutoNation Contributions in Last Fiscal Year” columns and (b) gains or losses not required to be reported in the “Summary Compensation Table,” have been previously reported as compensation to our named executive officers in the “Summary Compensation Table” included in our prior proxy statements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation that would have been payable to each of our named executive officers under any contract, agreement, plan, or arrangement with us that provides for any payment to such executive in the event of termination of such executive’s employment or a change in control of the Company, in each case assuming the termination or change in control occurred effective as of December 31, 2013, the last business day of our last completed fiscal year. The amount of compensation payable to each named executive officer upon “termination for cause,” “voluntary termination” (or “voluntary termination for good reason” and “voluntary termination without good reason”), “death or disability,” “retirement,” “involuntary termination without cause,” and “change in control,” as applicable, is shown below. We have prepared the tables based on the assumptions set forth below under “General Assumptions,” and the tables should be considered in conjunction with those assumptions and the disclosures below the tables.
Mr. Short resigned from the Company effective January 7, 2014. As disclosed in a Current Report on Form 8-K filed with the SEC on January 10, 2014, in connection with his separation, on January 10, 2014, the Company entered into a Separation Agreement with Mr. Short. Pursuant to the terms of the Agreement, in consideration for, among other things, his compliance with confidentiality and cooperation obligations, as well as his compliance with all other agreements between him and the Company, including non-competition agreements, the Company agreed to pay to Mr. Short:

•	severance compensation equal to $600,000, less applicable taxes and withholdings, payable in 24 semi-monthly installments over 12 months, and

•	his 2013 incentive award at the same time and at the same payout level as the 2013 incentive awards are paid to other senior executives.
As set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” under “Compensation Tables” above, Mr. Short’s 2013 incentive award was $451,507, which was paid on February 25, 2014.
In accordance with the terms of the Company’s equity plans, since Mr. Short was not retirement-eligible under such plans, all vested options held by Mr. Short at the time of his resignation remained exercisable for 60 days following the date of his resignation, and all unvested options then held were canceled.
General Assumptions
Stock-Based Awards
In certain cases upon a termination or change in control, the vesting of unvested stock options and shares of restricted stock is accelerated. To determine the value of each unvested stock option that would accelerate in such cases, we calculated the difference, if positive, between (1) the closing price per share of our common stock on December 31, 2013, which was $49.69, and (2) the exercise price of such stock option, and multiplied such difference by the number of shares underlying such stock option. To determine the market value of unvested shares of restricted stock that would accelerate in such cases, we multiplied (x) the number of unvested shares of restricted stock that would accelerate by (y) $49.69. Since vested stock options are already exercisable upon termination (except in the case of a termination for “cause”), no value is attributable in the tables to the extension of the exercise period for such vested options.

Benefits
Messrs. Jackson and Maroone are eligible for health and welfare benefits, including disability and life insurance, in connection with certain termination events, and in such events the tables below reflect our expense based on the applicable premiums as of January 1, 2014.
Change in Control
We have not entered into any “change in control” agreements with any of our named executive officers. However, under our equity compensation plans, in the event of a “change in control” (as defined in our equity compensation plans and related agreements), all outstanding stock options held by a named executive officer shall become immediately exercisable in full and, unless waived in advance of such change in control by our Board, such executive shall have the right to require us to pay, in cancellation of options, an amount equal to the product of (i) the excess of (a) the fair market value per share of the stock over (b) the option price times (ii) the number of shares of stock specified by such executive in a written notice to us. In addition, in the event of a “change in control,” all unvested shares of restricted stock held by a named executive officer shall immediately vest. The following tables disclose the value of unvested stock options and unvested shares of restricted stock that would have accelerated if a “change in control” had taken place on December 31, 2013, the last business day of 2013. To determine such value, we used the formula described above under “Stock-Based Awards.”
Restrictive Covenant Agreements
Our named executive officers have entered into restrictive covenants and other obligations as contained in various stock-based award agreements, confidentiality, non-solicitation/no-hire and non-compete agreements, and other similar agreements with us in connection with employment or the grant of stock-based awards. Generally, these restrictive covenants provide a restriction of one year in which the named executive officer may not perform certain activities within specified geographic regions. The competitive activities include generally (i) participating or owning an interest in an entity engaged in the auto business (as defined in the applicable agreement) or any other business of the type and character engaged in by us, (ii) employing any person that was employed by us within the prior six months or seeking to induce any such person to leave his or her employment, (iii) soliciting any customer to patronize any business in competition with our business, or (iv) requesting or advising our customers or vendors to withdraw, curtail, or cancel their business with us. In certain cases, the receipt of post-termination payments by our named executive officers is conditioned upon their compliance with these restrictive covenants. The following tables assume that each of our named executive officers would have complied with these agreements.
Receipt of Benefits
To the extent required in order to comply with Section 409A of the Code, certain payments that would otherwise be made during the six-month period immediately following the executive’s termination of employment may instead be paid on the first business day after the date that is six months following the executive’s “separation from service” within the meaning of Section 409A.
Description of Triggering Events
Termination for Cause (Employment Agreements)
Under our employment agreements with each of Messrs. Jackson and Maroone, termination for “cause” generally means termination because of (i) the executive’s breach of any of his covenants contained in the applicable employment agreement, (ii) the executive’s failure or refusal to perform the duties and responsibilities required to be performed by the executive under the terms of the applicable employment agreement, (iii) the executive’s willfully engaging in illegal conduct or gross misconduct in the performance of his duties hereunder (provided that no act or failure to act shall be deemed “willful” if done, or omitted to be done, in good faith and with the reasonable belief that such action or omission was in our best interest), (iv) the executive’s commission of an act of fraud or dishonesty affecting us or the commission of an act constituting a felony, or (v) the executive’s violation of our policies in any material respect.
Termination for Cause (Equity Compensation Plans)
Under our equity compensation plans, termination for “cause” generally means termination because of (i) the executive’s conviction for commission of a felony or other crime, (ii) the commission by the executive of any act against us constituting willful misconduct, dishonesty, fraud, theft, or embezzlement, (iii) the executive’s failure, inability, or refusal to perform any of the material services, duties, or responsibilities required of him by us or to materially comply with the policies or procedures established from time to time by us, for any reason other than his illness or physical or mental incapacity, (iv) the executive’s dependence, as determined in good faith by us, on any addictive substance, including, but not limited to, alcohol or any illegal or narcotic drugs, (v) the destruction of or material damage to our property caused by the executive’s willful or grossly negligent conduct, and (vi) the willful engaging by the executive in any other conduct which is demonstrably injurious to us or our subsidiaries, monetarily or otherwise.

Termination for Good Reason
Under our employment agreements with each of Messrs. Jackson and Maroone, termination by Messrs. Jackson or Maroone for “good reason” generally means the occurrence of (i) a material change by us in the executive’s duties or responsibilities which would cause the executive’s position to become of materially and substantially less responsibility and importance than those associated with his duties or responsibilities as of the date of the applicable employment agreement, or (ii) a material breach of the applicable employment agreement by us, which breach is not cured within ten days after written notice is received by us.
Retirement
Retirement (as defined in our equity compensation plans) generally means the named executive officer’s termination of employment or other service from us or a subsidiary of ours after attainment of age 55 and completion of at least six years of service with us or a subsidiary of ours (disregarding any service with an entity prior to becoming a subsidiary or after ceasing to be a subsidiary).
Change in Control
Change in Control (as defined in our equity compensation plans) generally means if any person shall (i) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of our issued and outstanding stock (except that no change in control shall be deemed to have occurred if the persons who were our stockholders immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (ii) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board.
Mike Jackson

Mike Jackson	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$3,205,126	—	—	—	$3,205,126	—
Deferred Bonus	—	$411,355	—	$411,355	—	$411,355	—
Acceleration of Unvested Stock Options	—	$5,756,732	$5,756,732	$5,756,732	$5,756,732	$5,756,732	$5,756,732
Post-Separation Health and Welfare Benefits	—	$10,628	—	—	—	$10,628	—
Termination for Cause
If we terminate Mr. Jackson’s employment for “cause,” he is not entitled to any payments triggered by the termination, and options held by Mr. Jackson on the date of termination, whether vested or unvested, will be canceled.
Voluntary Termination for Good Reason
If Mr. Jackson terminates his employment with us for “good reason,” as long as Mr. Jackson is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive an amount equal to: (i) the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as (ii) the pro-rata portion (based on the portion of the calendar year actually served by Mr. Jackson) of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Payment of the amount due under clause (i) above would be made by us (by lump sum or otherwise) within 30 days following the termination (or at a later date, to the extent required to comply with Section 409A of the Code), and payment of the amount due under clause (ii) above would be made by us (in lump sum) at the same time as the annual bonuses for the relevant year are paid to our bonus-eligible employees (or at a later date, to the extent required to comply with Section 409A of the Code). Since the assumed date of termination is year-end, payment of the amount due under clause (ii) above (which was $1,645,420 for 2013, a portion of which is subject to the terms of the Deferred Bonus Program discussed below) is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” and not as “Cash Severance” in the table above. In addition, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by Mr. Jackson will survive and be exercisable for the remainder of their initial ten-year term, and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. Mr. Jackson and his dependents will also be entitled to continue to participate in our group health and welfare benefit plans for a period of 18 months following the termination at the same cost to Mr. Jackson as provided to him prior to termination (or we will procure and pay for comparable benefits during such time period).
The Deferred Bonus Program established for Mr. Jackson in 2013 provides that he is entitled, prior to February 2016, to the amounts deferred thereunder in the event of his death or disability (as defined in Section 409A of the Code), if his employment is terminated without cause (as defined in his employment agreement), or if he terminates his employment for good reason (as defined in his employment agreement). See “Compensation Discussion and Analysis - Annual Incentive Awards.” All amounts deferred under the previous three-year deferred bonus program established for Mr. Jackson in 2010 had been paid to Mr. Jackson by February 2013.
Voluntary Termination Without Good Reason
If Mr. Jackson terminates his employment with us without “good reason,” he is not entitled to any payments triggered by the termination. Since Mr. Jackson is eligible for “retirement” (as defined in our equity compensation plans), he would be entitled to the benefit described in the “Retirement” paragraph below.
Termination Due to Death or Disability
If Mr. Jackson’s employment is terminated due to death or disability (as defined in our equity compensation plans), all options held by Mr. Jackson at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
In addition, as noted above, if Mr. Jackson’s employment had terminated due to death or disability, he would have been entitled to all amounts deferred under the Deferred Bonus Program established for Mr. Jackson in 2013.
Retirement
In the event of Mr. Jackson’s retirement, all options held by Mr. Jackson at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Involuntary Termination Without Cause
If we terminate Mr. Jackson’s employment without “cause,” as long as Mr. Jackson is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive the same payments and other benefits as described in the first paragraph under “Voluntary Termination for Good Reason” above. In addition, if we had terminated Mr. Jackson’s employment without “cause,” he would have been entitled to all amounts deferred under the Deferred Bonus Program established for Mr. Jackson in 2013.
Material Conditions and Obligations
Mr. Jackson will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.

Michael E. Maroone

Michael E. Maroone	Termination for Cause	Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	$2,340,300	—	—	—	$2,340,300	—
Acceleration of Unvested Stock Options	—	$4,607,393	$4,607,393	$4,607,393	$4,607,393	$4,607,393	$4,607,393
Post-Separation Health and Welfare Benefits	—	$20,601	—	—	—	$20,601	—
Termination for Cause
If we terminate Mr. Maroone’s employment for “cause,” he is not entitled to any payments triggered by the termination, and options held by Mr. Maroone on the date of termination, whether vested or unvested, will be canceled.
Voluntary Termination for Good Reason
If Mr. Maroone terminates his employment with us for “good reason,” as long as Mr. Maroone is in compliance with the restrictive covenants and confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive an amount equal to: (i) the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as (ii) the pro-rata portion (based on the portion of the calendar year actually served by Mr. Maroone) of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Payment of the amount due under clause (i) above will be made by us (by lump sum or otherwise) within 30 days following the termination (or at a later date, to the extent required to comply with Section 409A of the Code), and payment of the amount due under clause (ii) above will be made by us (in lump sum) at the same time as the annual bonuses for the relevant year are paid to our bonus-eligible employees (or at a later date, to the extent required to comply with Section 409A of the Code). Since the assumed date of termination is year-end, payment of the amount due under clause (ii) above (which was $1,073,100 for 2013) is reflected under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table,” not “Cash Severance” in the table above). Also, Mr. Maroone and his dependents will also be entitled to continue to participate in our group health and welfare benefit plans for a period of 18 months following the termination at the same cost to Mr. Maroone as provided to him prior to termination (or we will procure and pay for comparable benefits during such time period). Moreover, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by Mr. Maroone will survive and be exercisable for the remainder of their initial ten-year term, and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination.
Voluntary Termination Without Good Reason
If Mr. Maroone terminates his employment with us without “good reason,” he is not entitled to any payments triggered by the termination. Since Mr. Maroone is eligible for “retirement” (as defined in our equity compensation plans), he would be entitled to the benefit described in the “Retirement” paragraph below.
Termination Due to Death or Disability
If we terminate Mr. Maroone’s employment due to death or disability (as defined in our equity compensation plans), all options held by Mr. Maroone at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Retirement
In the event of Mr. Maroone’s retirement, all options held by Mr. Maroone at the time of termination shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.

Involuntary Termination Without Cause
If we terminate Mr. Maroone’s employment without “cause,” as long as Mr. Maroone is in compliance with the restrictive covenants and the confidentiality provision of his employment agreement and signs a reasonable and mutually acceptable severance agreement (including a release and a covenant of reasonable cooperation), he will be entitled to receive the same payments and other benefits as described in the “Voluntary Termination for Good Reason” paragraph above.
Material Conditions and Obligations
Mr. Maroone will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.
Michael J. Short

Michael J. Short	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$3,462,061	—	—	$3,462,061
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
Mr. Short resigned from the Company effective January 7, 2014. See page 38 for a description of the Separation Agreement that the Company entered into with Mr. Short.
Jonathan P. Ferrando

Jonathan P. Ferrando	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$3,462,061	—	—	$3,462,061
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
Alan J. McLaren

Alan J. McLaren	Termination for Cause	Voluntary Termination	Death or Disability	Retirement	Involuntary Termination Without Cause	Change in Control
Cash Severance	—	—	—	—	—	—
Acceleration of Unvested Stock Options	—	—	$155,918	—	—	$155,918
Acceleration of Unvested Shares of Restricted Stock	—	—	$367,060	—	—	$367,060
Post-Separation Health and Welfare Benefits	—	—	—	—	—	—
Termination for Cause
If we terminate Messrs. Ferrando’s or McLaren’s employment for “cause,” they are not entitled to any payments triggered by the termination and options held by such executive on the date of termination, whether vested or unvested, will be canceled.

Voluntary Termination
If Messrs. Ferrando or McLaren voluntarily terminate their employment for any reason, they are not entitled to any payments triggered by the termination and any options held by them, to the extent exercisable on the date of termination, shall remain exercisable until the earlier of the expiration date of the options or 60 days following the date of termination.
Termination Due to Death or Disability
If Messrs. Ferrando’s or McLaren’s employment is terminated because of death or disability (as defined in our equity compensation plans), they are not entitled to any payments triggered by the termination, and any shares of restricted stock held by them shall become immediately vested, and any unvested options held by them shall become immediately vested and exercisable in full and shall remain exercisable until the earlier of the expiration date of the option or the third anniversary of the date of termination.
Retirement
In the event of Messrs. Ferrando’s or McLaren’s retirement, they will be entitled to receive the same payments and other benefits as described under the section “Voluntary Termination” above. Messrs. Ferrando and McLaren were not at December 31, 2013 and are not currently eligible for retirement treatment under our equity compensation plans.
Involuntary Termination Without Cause
If we terminate Messrs. Ferrando’s or McLaren’s employment without “cause,” they are not entitled to any payments triggered by the termination, and options held by them, to the extent exercisable on the date of termination, shall remain exercisable until the earlier of the expiration date of the options or 60 days following the date of termination.
Material Conditions and Obligations
Messrs. Ferrando and McLaren will be subject to the restrictive covenant agreements described under “General Assumptions - Restrictive Covenant Agreements” above.

EMPLOYMENT AGREEMENTS
We have employment agreements with Mike Jackson and Michael E. Maroone. Summaries of these employment agreements are set forth below.
Mike Jackson
On July 25, 2013, we entered into an employment agreement with Mr. Jackson pursuant to which he serves as our Chairman and Chief Executive Officer. The agreement, which expires on September 24, 2016 (subject to earlier termination in certain circumstances), effectively extends Mr. Jackson’s prior employment agreement and provides for a continuation of his base salary of $1,150,000 per year, subject to future increases as determined by the Compensation Committee. Since the date of his agreement, his base salary was increased to $1,250,000 per year. Mr. Jackson’s employment agreement also provides for his participation in the Executive Incentive Plan, with bonus eligibility (which shall be no less than 133 1/3% of his base salary) and performance objectives as established by the Compensation Committee during the first quarter of each year. For 2014, Mr. Jackson’s target award under the Executive Incentive Plan is equal to 150% of his base salary. A portion of the incentive awards under the Executive Incentive Plan are payable to Mr. Jackson on a deferred basis (without interest), subject to certain terms and conditions. The agreement provides that Mr. Jackson will participate in our stock option program during each year of his employment at the discretion of the Compensation Committee. Under the terms of the agreement, if we terminate Mr. Jackson’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equal to the sum of his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment, as well as the pro-rata portion of his annual bonus to which he would have been entitled had his employment not been terminated, to the extent applicable performance targets are met. Additionally, if we terminate Mr. Jackson’s employment without cause or if he terminates his employment for good reason, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Jackson is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft.
Michael E. Maroone
On July 25, 2013, we entered into an employment agreement with Michael E. Maroone pursuant to which he serves as our President and Chief Operating Officer. The agreement, which expires on December 31, 2016 (subject to earlier termination in certain circumstances), effectively extends Mr. Maroone’s prior employment agreement and provides for a continuation of his base salary of $1,000,000 per year, subject to future increases as determined by the Compensation Committee. The employment agreement also provides for Mr. Maroone’s participation in the Executive Incentive Plan, with bonus eligibility (which shall be no less than 100% of his base salary) and performance objectives as established by the Compensation Committee during the first quarter of each year. For 2014, Mr. Maroone’s target award under the Executive Incentive Plan is equal to 110% of his base salary. The agreement provides that Mr. Maroone will participate in our stock option program during each year of his employment at the discretion of the Compensation Committee. Under the terms of the agreement, if we terminate Mr. Maroone’s employment for any reason other than “cause,” or if he terminates his employment with us for “good reason” (each as defined in the employment agreement), he is entitled to receive an amount equivalent to his then-current annual base salary plus annual bonus awarded to him in the calendar year prior to such termination of his employment. In such circumstances, Mr. Maroone would also be entitled to receive the pro-rata portion of his annual performance bonus applicable to the period prior to the termination of his employment, provided that the applicable performance targets are met. Additionally, if we terminate Mr. Maroone’s employment without cause or if he terminates his employment for good reason, unless he elects retirement treatment under our equity compensation plans, all vested stock options held by him will survive and be exercisable for the remainder of their initial ten-year term and all unvested stock options held by him will immediately vest on such termination and will survive and be exercisable for one year following such termination. The agreement also contains non-competition covenants and provides that Mr. Maroone is entitled to certain benefits during his employment, including limited personal use of our corporate aircraft. On February 12, 2014, we amended Mr. Maroone’s employment agreement to modify certain non-competition covenants contained therein.

AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.
During 2013, our Audit Committee consisted of Robert R. Grusky (Chair), Robert J. Brown, David B. Edelson, and Alison H. Rosenthal.
The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of the NYSE, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that each of Mr. Grusky and Mr. Edelson is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and AutoNation’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at investors.autonation.com.
Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing AutoNation’s financial reporting, audit processes, systems of internal control over financial reporting, and disclosure controls. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual financial statements. KPMG LLP, AutoNation’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of AutoNation in conformity with generally accepted accounting principles in the United States. KPMG LLP also is responsible for auditing and reporting on internal control over financial reporting. We are solely responsible for selecting and reviewing the performance of AutoNation’s independent registered public accounting firm and, if we deem appropriate in our sole discretion, terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of AutoNation’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and KPMG LLP. Management advised us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG LLP, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed with KPMG LLP matters deemed significant by KPMG LLP, including those matters required to be discussed pursuant to Auditing Standard No. 16, Communications with Audit Committees, adopted by the PCAOB, and the rules of the SEC, and reviewed a letter from KPMG LLP disclosing such matters.

KPMG LLP also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with KPMG LLP matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, KPMG LLP confirmed its independence, and we determined that the KPMG LLP’s provision of non-audit services to AutoNation is compatible with maintaining their independence. We also reviewed a report by KPMG LLP describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.
Based on our review with management and KPMG LLP of AutoNation’s audited consolidated financial statements and KPMG LLP’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors that the audited consolidated financial statements be included in AutoNation’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
Audit Committee:
Robert R. Grusky, Chair
Robert J. Brown
David B. Edelson
Alison H. Rosenthal

ITEMS TO BE VOTED ON
PROPOSAL 1: ELECTION OF DIRECTORS
Upon the recommendation of the Corporate Governance and Nominating Committee, our Board has nominated each of the following ten persons to stand for election for a new term expiring at the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Mike Jackson, Robert J. Brown, Rick L. Burdick, David B. Edelson, Robert R. Grusky, Michael Larson, Michael E. Maroone, Carlos A. Migoya, G. Mike Mikan, and Alison H. Rosenthal. Each of the nominees is willing and able to serve as a director of AutoNation. See “Board of Directors and Corporate Governance - Directors” for information regarding each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the persons nominated by the Board.
PROPOSAL 2: RATIFICATION OF THE SELECTION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2014. KPMG LLP has served us in this capacity since May 6, 2003. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm, and may do so at any time at its discretion. A representative of KPMG LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.
Auditor Fees and Services
The following table shows the fees for audit and other services provided by KPMG LLP for fiscal years 2012 and 2013.

Fee Category	2012	2013
Audit Fees	$2,329,800	$2,254,500
Audit-Related Fees	70,000	70,000
Tax Fees	—	—
All Other Fees	1,650	1,650
Total Fees	$2,401,450	$2,326,150
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0.00:1	0.00:1
Percentage of Aggregate Fees which were Audit or Audit-Related	100%	100%
Audit Fees. This category includes fees billed for professional services rendered by KPMG LLP for the audit of our financial statements, audit of our internal control over financial reporting, review of the financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees. This category consists of fees billed for the audit of the financial statements of our 401(k) Plan in 2012 and 2013.

Tax Fees. No tax fees were billed by KPMG LLP in 2012 or 2013.
All Other Fees. This category consists of fees billed for our use of KPMG LLP’s online technical research service.

Policy for Approval of Audit and Permitted Non-Audit Services
Our Audit Committee’s policies require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm other than services permitted under the de minimis exception under applicable SEC rules (which are approved by our Audit Committee prior to our independent registered public accounting firm’s completion of its annual audit). Under our Audit Committee’s policies, pre-approval generally is detailed as to the particular service or category of services and is subject to a specific budget. Under our Audit Committee’s policies, all tax planning services and services that do not constitute audit, audit-related, or tax-compliance services are subject to a formal bidding process and may not be provided by our independent registered public accounting firm unless our Audit Committee concludes that such services may be provided most effectively or economically by our independent registered public accounting firm and that the independence of our registered public accounting firm would not be affected adversely by the provision of such services. Our Audit Committee has delegated to its Chair the authority to approve, within guidelines and limits established by the Committee, specific services to be provided by our independent registered public accounting firm and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, our Audit Committee pre-approved all audit and non-audit services provided by our independent registered public accounting firm during 2012 and 2013, and the fees paid for such services.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for us and our subsidiaries for 2014.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2011 Annual Meeting of Stockholders, our executive compensation program was approved, on an advisory basis, by more than 96% of the votes cast. Our Compensation Committee believes that this level of approval is indicative of our stockholders’ strong support of our compensation philosophy and goals. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of AutoNation, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders.”
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling our Company to attract and retain talented executives.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation set forth above.

PROPOSAL 4: APPROVAL OF AUTONATION, INC.
2014 NON-EMPLOYEE DIRECTOR EQUITY PLAN
On February 28, 2014, our Board:

•
discontinued the AutoNation, Inc. 2007 Non-Employee Director Option Plan (as amended, the “2007 Plan”), subject to stockholder approval of a new non-employee director equity compensation plan at the Annual Meeting, and confirmed that, if a new plan is approved by stockholders at the Annual Meeting, no additional shares shall be issued under the 2007 Plan, and

•	canceled the automatic stock option grant scheduled for the first trading day of March 2014 under the 2007 Plan.
On March 17, 2014, our Board, upon the recommendation of the Compensation Committee, unanimously approved the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (the “2014 Director Plan”), subject to stockholder approval at the Annual Meeting. The 2014 Director Plan is intended to benefit the Company and its stockholders by enhancing the Company’s ability to attract and retain the services of experienced and highly qualified non-employee members of the Board and to align the interests of such individuals with those of the Company’s stockholders by increasing their long-term financial stake in the Company’s continued success through the use of stock options, restricted stock, restricted stock units, stock appreciation rights, and/or other stock-based awards.
The maximum number of shares available for issuance under the 2014 Director Plan is 1,000,000 shares of the Company’s common stock. The 2014 Director Plan provides that no director shall be granted awards in any calendar year with an aggregate grant date fair market value (determined, with respect to options and stock appreciation rights, based on a Black-Scholes or other option valuation methodology determined by the Committee) in excess of $750,000 per director. Only non-employee directors of the Company may receive awards under the 2014 Director Plan, and currently our Board includes eight non-employee directors.

Unless sooner terminated by the Company’s Board of Directors, the 2014 Director Plan will terminate on the tenth anniversary of the date it is approved by our stockholders, and no additional awards may be made under the 2014 Director Plan after such date.
The following is a summary of certain provisions of the 2014 Director Plan. This summary is qualified by reference to the complete text of the 2014 Director Plan, which is attached as Exhibit A to this Proxy Statement and is incorporated in this Proxy Statement by reference.
Administration. Except to the extent determined by the Board, the 2014 Director Plan will be administered by the Compensation Committee of the Board. The administrator has the authority, subject to the provisions of the 2014 Director Plan, to interpret the 2014 Director Plan and to determine who will receive awards under the 2014 Director Plan and the types and terms of such awards. The administrator has the authority to determine vesting criteria; provided that in no event will an award become exercisable following its expiration, termination or forfeiture.
The administrator has the authority to adjust the number of shares available for awards, the number of shares or other property subject to outstanding awards, the terms and conditions of any outstanding awards, and the exercise price for options and stock appreciation rights following the occurrence of events such as any stock split, merger, consolidation, recapitalization, stock repurchase, recapitalization, or other corporate transaction or event affecting the shares of common stock or the price per share.
The 2014 Director Plan may be amended by our Board, except that, without the approval of the Company’s stockholders, no amendment may increase the aggregate number of shares available for awards, extend the term of the plan, materially expand the types of awards available under the plan, change the scope of eligibility or allow repricing of awards.
Types of Equity Awards. Non-qualified stock options may be granted under the 2014 Director Plan entitling the optionee, upon exercise, to purchase shares of common stock from the Company at an exercise price per share no less than 100% of the fair market value of a share of common stock on the date the option is granted. The term of each option will not be more than 10 years from the date the option is granted.
Restricted stock may be granted under the 2014 Director Plan entitling the participant to shares of common stock subject to terms and conditions as determined by the administrator. The holder of restricted stock will have all rights of a stockholder with respect to such shares unless otherwise provided in the award agreement. Restricted stock may not be sold or encumbered until all restrictions are terminated or expired.
Restricted stock units may be granted under the 2014 Director Plan entitling the participant to a right to receive shares of common stock or cash subject to terms and conditions as determined by the administrator.
Stock appreciation rights may be granted under the 2014 Director Plan entitling the participant to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the stock appreciation rights from 100% of the fair market value on the date of exercise by the number of stock appreciation rights that shall have been exercised. The term of each stock appreciation right will not be more than 10 years from the date the stock appreciation right is granted.
Other stock-based awards may be granted under the 2014 Director Plan entitling the participant to receive awards denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.
Change of Control. Unless otherwise provided in the award agreement, upon a change of control of the Company (as defined in the 2014 Director Plan), (i) each award will become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any award will lapse, and (iii) shares underlying outstanding restricted stock units will be delivered.
Transferability. No award granted under the 2014 Director Plan will be assignable or transferable by the grantee, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the grantee may transfer an Award (a) pursuant to a domestic relations order (as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended), or (b) by gift: to a member of the Family (as defined in the 2014 Director Plan) of the grantee, to or for the benefit of one or more Charitable Organizations (as defined in the 2014 Director Plan), or to a trust for the exclusive benefit of the grantee, one or more members of the grantee’s Family, one or more Charitable

Organizations, or any combination of the foregoing, provided that any such transferee will enter into a written agreement to be bound by the terms of the 2014 Director Plan.
Termination of Board Service. Except as set forth below, and unless the administrator or award agreement provides otherwise, if a participant’s service as a director is terminated, all unvested awards held by such participant will immediately terminate and any options and stock appreciation rights that are exercisable on the date of such termination will remain exercisable until the earlier of the expiration date of such option or stock appreciation right and the 60th day following the date of such termination.
Unless the administrator or award agreement provides otherwise, if a participant’s service as a director is terminated because of death, disability, or retirement, all awards held by such participant at the time of such termination will become immediately vested, and all options and stock appreciation rights will become exercisable in full and will remain exercisable until the earlier of the expiration date of such option or stock appreciation right and the third anniversary of the date of such termination.
Governing Law. The 2014 Director Plan and any programs and agreements under the 2014 Director Plan will be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws.
Certain Federal Income Tax Consequences. The following discussion addresses only the general federal income tax consequences relating to participation under the 2014 Director Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2014 Director Plan.
Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares of common stock over the exercise price for those shares, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time, assuming that the shares of common stock are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares of common stock subject to an award, the participant will realize ordinary income in an amount equal to the then-fair market value of the shares of common stock, and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have income recognized at the date of grant of a restricted share award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Internal Revenue Code, cash dividends paid to the participant during the restriction period will be treated as ordinary income to the participant and we will be entitled to a corresponding tax deduction.
Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. The participant will generally have ordinary income at the time of settlement equal to the amount of cash received and the then-fair market value of the distributed shares of common stock, and will have a tax basis in the shares equal to the amount of ordinary income recognized. We will then be entitled to a corresponding tax deduction.
Stock Appreciation Rights. A participant who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a stock appreciation right, the amount of cash or the fair market value of any shares of common stock received will be taxable to the participant as ordinary income and we will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares of common stock will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
New Plan Benefits. Awards under the 2014 Director Plan will be made by the administrator in its discretion and depend on a number of factors, including the fair market value of our shares of common stock on future dates. Therefore, the benefits under the 2014 Director Plan are not determinable at this time. Based on a review of market data and in order to better align our non-employee directors’ interests with our shareholders, our Board is evaluating our non-employee director equity program and a considering a shift to restricted stock units from stock options.
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the AutoNation, Inc. 2014 Non-Employee Director Equity Plan.

PROPOSAL 5: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a purported owner of “no less than” 100 shares of our common stock, or approximately 0.0001% of our outstanding shares. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any false, inaccurate, or misleading statements or typographical errors that may be contained therein. Mr. Chevedden has advised the Company that he intends to present the following resolution at our Annual Meeting. However, it should be noted that although Mr. Chevedden has attempted to make, or made, stockholder proposals to the Company every year since 2001, he has never personally attended an annual meeting to present one of his proposals. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“5 - Independent Board Chairman
RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.
When our CEO is also our board chairman, this arrangement can hinder our board's ability to monitor our CEO's performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.
This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:
The following flagged KeyMetrics by GMI Ratings, an independent investment research firm, indicated the most important factors driving the Environmental, Social and Governance (ESG) rating for AutoNation were: executives on our board, related party transactions, overboarded non-executive directors, severance vesting and asset-liability valuation. GMI said multiple related party transactions and other potential conflicts of interest involving our company's board or senior managers should be reviewed in greater depth. At least one non-executive director was on too many boards - Michael Larson with 5 boards.
There was no clawback policy to recoup unearned executive pay based on fraud or error and unvested equity pay would not lapse upon CEO termination. Other limits on shareholder rights and management-controlled takeover defense mechanisms included our board's unilateral ability to amend our company's bylaws without shareholder approval, lack of fair price provisions to help insure that all shareholders are treated fairly and the absence of cumulative voting rights.

A red flag in the GMI Sustainability Board Oversight KeyMetric for AutoNation indicated that our board had not formally acknowledged its responsibility in overseeing our company's social impacts. AutoNation did not regularly publish a formal sustainability report. It did not report on its sustainability policies and practices via the Global Reporting Initiative, a commonly used and highly effective standard for such reporting, nor had it become a voluntary signatory of the UN Global Compact, yet another commonly employed global standard for achieving and maintaining more effective sustainability practices. In the area of workplace safety our company had not implemented OSHAS 18001 as its occupational health and safety management system, nor did it disclose its workplace safety record in its annual report.
Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Independent Board Chairman - Proposal 5”

Board of Directors’ Response
Under our by-laws, the Board has the flexibility to determine whether it is in the best interests of our stockholders and the Company to separate or combine the roles of the Chairman of the Board and Chief Executive Officer at any point in time. This proposal would remove this flexibility and narrow the governance arrangements that the Board may consider, which could be contrary to the best interests of our stockholders. The Board believes that it should be permitted to use its business judgment to decide who is the best person to serve as Chairman of the Board, based on what is in the best interests of AutoNation at a given point in time, taking into account, among other things, the composition of the Board and the issues facing AutoNation. See also “Board of Directors and Corporate Governance - Role of the Board and Board Structure.”
Our Board is stockholder-oriented - approximately 39% of our outstanding shares of common stock are held by our directors or entities related to our directors (as of March 12, 2014) - and focused on the best interests of our stockholders. Furthermore, we have adopted strong and effective corporate governance policies and procedures to promote the effective and independent governance of the Company. For example, in May 2013, our Board amended our corporate governance guidelines to provide for a Lead Independent Director and appointed Michael Larson as our Lead Independent Director. See also “Board of Directors and Corporate Governance - Role of the Board and Board Structure.” Our independent directors meet in executive session. Eighty percent of our directors are “independent” under NYSE listing standards and AutoNation’s corporate governance guidelines. Additionally, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Finance Committee are each comprised solely of independent directors.
We note that similar stockholder proposals were presented at our 2012, 2010, and 2009 annual meetings of stockholders, and they were soundly rejected by AutoNation stockholders. Approximately 84%, 85%, and 86% of the votes cast in 2012, 2010, and 2009, respectively, voted against those proposals.
We also note that Mr. Chevedden, a purported owner of no less than 100 shares, or approximately 0.0001%, of our common stock and a stockholder proponent that sends out stockholder proposals to a large number of companies every year, has been sending stockholder proposals to the Company since 2001, none of which have received a majority stockholder vote. Instead, each time one of his stockholder proposals has been presented at an Annual Meeting of AutoNation stockholders, our stockholders have soundly rejected it. Further, at each of the last eight Annual Meetings of AutoNation stockholders, rather than presenting the stockholder proposal himself, a representative of the International Association of Machinists and Aerospace Workers (the “Machinists”) presented the stockholder proposal from Mr. Chevedden on his behalf. It is not clear to us what the nature of Mr. Chevedden’s relationship is with the Machinists or what his or the Machinists’ motivations are in making stockholder proposals, but we do know that the Machinists have been attempting to organize automotive dealership service technicians, including some of ours, for many years. While we do not ascribe improper motivations to Mr. Chevedden or the Machinists, we do not believe it is appropriate to make stockholder proposals based on personal or special interests - such as a desire to organize Company employees - or grievances against the Company that are not shared by stockholders as a whole.

Recommendation of the Board
The Board recommends that you vote “AGAINST” this stockholder proposal.
PROPOSAL 6: STOCKHOLDER PROPOSAL
The stockholder proposal set forth below was submitted to the Company by the Comptroller of the State of New York, as sole Trustee of the New York State Common Retirement Fund and the administrative head of the New York State and Local Employees’ Retirement System and the New York State Police and Fire Retirement System (the “Comptroller”), 633 Third Avenue, 31st Floor, New York, NY 10017. The New York State Common Retirement Fund is a purported owner of 207,331 shares of our common stock, or approximately 0.2% of our outstanding shares. The Comptroller’s proposal is printed below verbatim, and we have not endeavored to correct any false, inaccurate, or misleading statements or typographical errors that may be contained therein. The Comptroller has advised the Company that he intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“Resolved, that the shareholders of AutoNation, Inc., (“Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company's:
1.    Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.    Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company's website.
Stockholder Supporting Statement
As long-term shareholders of AutoNation, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.
Disclosure is in the best interest of the company and its shareholders and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.
AutoNation contributed at least $1,512,472 in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)
However, relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors’ Response
The Company believes it has a responsibility to its shareholders, employees, and customers to be engaged in the political process to both protect and promote shared interests. The Company seeks to be an effective participant in the political process by making prudent political contributions consistent with federal, state, and local laws. These activities are subject to extensive regulation at the federal, state, and local levels.
Federal law currently prohibits corporations from making contributions directly to candidates for federal office and to national party committees. As a result, the Company does not make such contributions. Some of the Company’s employees voluntarily fund a political action committee (the “AutoNation PAC”) that makes political contributions to state and federal candidates, political party committees, and/or political action committees. The activities of the AutoNation PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The AutoNation PAC files quarterly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports.
In certain states, the Company is permitted to make political contributions to state candidates, political parties and/or political action committees. All such contributions are required to be disclosed either by the recipient or by the donor in accordance with applicable state laws. As such, information regarding political contributions made by the Company to state candidates, political parties, and/or political action committees is publicly available.
The Company also belongs to certain federal and state trade associations and organizations, some of which may engage in efforts to influence elections. Their efforts in this regard are subject to reporting requirements under federal and state laws.
The Board has considered the proposal and has determined that producing the report requested by this proposal would be burdensome and an unnecessary use of the Company’s resources without a commensurate benefit, as these contributions and expenditures are subject to existing disclosure requirements. We note that similar stockholder proposals were presented at our 2013 and 2012 annual meetings of stockholders, and they were soundly rejected by AutoNation stockholders. Approximately 81% and 87% of the votes cast in 2013 and 2012, respectively, voted against those proposals. While we do not ascribe improper motivations to the Comptroller or the New York State Common Retirement Fund, we do not believe it is appropriate to make stockholder proposals based on personal or special interests - such as a desire to further a political agenda (e.g., pro-labor union) separate from that of the Company. Accordingly, the Board does not believe that such additional disclosure is in the best interests of the Company and its stockholders.
Recommendation of the Board
The Board recommends that you vote “AGAINST” this stockholder proposal.

OTHER MATTERS
We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Messrs. Jackson and Ferrando will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. Messrs. Jackson and Ferrando were designated to be your proxies by our Board of Directors.
HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs.
Certain of our stockholders whose shares are held in street name and who have consented to householding will receive only one Notice or set of proxy materials per household. If you would like to receive a separate Notice or set of proxy materials in the future, or if your household is currently receiving multiple copies of the same items and you would like to receive only a single copy at your address in the future, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers.
If you would like to receive a copy of our 2013 Annual Report or this proxy statement, please contact our Investor Relations by mail at Investor Relations, AutoNation, Inc., 200 SW 1st Ave, Fort Lauderdale, FL 33301 or by telephone at (954) 769-7342, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.
DIRECTIONS TO THE 2014 ANNUAL MEETING OF STOCKHOLDERS OF AUTONATION, INC.
The 2014 Annual Meeting of Stockholders of AutoNation, Inc. will be held at AutoNation’s Headquarters, located at 200 SW 1st Ave, Fort Lauderdale, Florida 33301, on Tuesday, May 6, 2014, at 8:00 a.m. Eastern Time. We have set forth below directions to AutoNation’s Headquarters.
From Interstate 95 (I-95)
Take I-95 (North or South) to Broward Blvd Exit. Head East on Broward Blvd until SW 1st Ave (also referred to as Brickell Ave). Turn right onto SW 1st Ave. AutoNation’s Headquarters will be on the left 0.2 miles ahead.

Exhibit A

AUTONATION, INC. 2014

NON-EMPLOYEE DIRECTOR EQUITY PLAN

ARTICLE I

PURPOSE

The purposes of the AutoNation, Inc. 2014 Non-Employee Director Equity Plan (as it may be amended, the “Plan”) are to provide long-term incentives to the Directors of the Company, to align the interests of such individuals with those of the Company’s shareholders and to assist the Company in recruiting, retaining and motivating qualified individuals to serve as Directors.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” shall have the meaning provided in Section 11.1 hereof.

2.2    “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, an award of Stock Appreciation Rights or an Other Stock-Based Award, which may be awarded or granted under the Plan.

2.3    “Award Agreement” shall mean the written notice, agreement, contract, resolution or other instrument or document evidencing an Award, including through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, not inconsistent with the Plan.

2.4    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

2.5    “Board” shall mean the Board of Directors of the Company.

2.6    “Change in Capitalization” shall have the meaning provided in Section 3.3(a) hereof.

2.7    “Change in Control” shall be deemed to occur if any Person shall (a) acquire direct or indirect Beneficial Ownership of at least 50% of the issued and outstanding Common Stock of the Company, or (b) have the power (whether such power arises as a result of the ownership of capital stock, by contract or otherwise), or the ability to elect or cause the election of Directors consisting at the time of such election of a majority of the Board.

2.8    “Code” shall mean the Internal Revenue Code of 1986, as amended, including the treasury regulations thereunder and other applicable guidance.

2.9    “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XI hereof.

2.10    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.11    “Company” shall mean AutoNation, Inc. and any successor corporation.

2.12    “Director” or “Non-Employee Director” shall mean a member of the Board, as constituted from time to time, who is not an officer or other employee of the Company or any of its subsidiaries.

2.13    “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

2.14    “Effective Date” shall mean the date on which the Plan is approved by a vote of the shareholders of the Company.

2.15    “Eligible Individual” shall mean any natural person who is a Non-Employee Director.

2.16    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17    “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the composite closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the next trading date for which such quotation exists; or

(b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, its Fair Market Value shall be determined in a manner approved by the Committee in good faith.

2.18    “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof.

2.19    “Other Stock-Based Award” shall mean an Award granted to an Eligible Individual pursuant to Article IX hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares.

2.20    “Participant” shall mean an Eligible Individual who has been granted an Award.

2.21    “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act).

2.22    “Plan” shall have the meaning set forth in Article I.

2.23    “Restricted Stock” shall mean an Award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.24    “Restricted Stock Unit” shall mean a contractual right awarded under Article VII hereof to receive Shares or cash, as determined by the Administrator.

2.25    “Retirement” shall mean termination of Board service as a result of a Non-Employee Director's retirement or resignation from the Board after having reached age 55 and having provided at least six (6) years of Board service to the Company.

2.26    “Section 409A” shall mean Section 409A of the Code.

2.27    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.28    “Share Limit” shall have the meaning provided in Section 3.1 hereof.

2.29    “Shares” shall mean shares of Common Stock.

2.30    “Stock Appreciation Right” shall mean a stock appreciation right granted under Article VIII hereof.

2.31    “Substitute Award” shall mean any Award granted in assumption of, or in substitution for, an award of a company or business acquired by the Company or with which the Company combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Section 3.3 hereof, the maximum number of Shares available for issuance under the Plan (the “Share Limit”) shall be 1,000,000 Shares. Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Shares delivered or deliverable in connection with a Substitute Award shall not be deemed granted or issued under the Plan for purposes of Section 3.1.

3.2    Individual Limitation. No Director shall be granted Awards in any calendar year with an aggregate grant date Fair Market Value (determined, with respect to Options and Stock Appreciation Rights, based on a Black-Scholes or other option valuation methodology determined by the Committee) in excess of $750,000 per Director.

3.3    Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares or the Share price (any such occurrence or event, a “Change in Capitalization”), the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, if any, to reflect such change with respect to (i) the aggregate number and kind of shares or other securities that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate value equal to the Fair Market Value of the Shares covered by such Award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator’s determinations pursuant to this Section 3.3(a) shall be final, binding and conclusive.

(b) No action shall be taken under this Section 3.3 which shall cause an Award to fail to comply with Section 409A or an exemption therefrom, to the extent applicable to such Award.

ARTICLE IV

GRANTING OF AWARDS

4.1    Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award and the terms and conditions thereof, which shall not be inconsistent with the requirements of the Plan.

4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.

4.3    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE V

OPTIONS

5.1    Granting of Options to Eligible Individuals. The Administrator is authorized to grant non-qualified Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

5.2     Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.3    Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 5.3 and Section 409A, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised.

5.4    Option Vesting.

(a) The terms and conditions pursuant to which an Option vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals, or any other criteria selected by the Administrator. At any time after grant of an Award of Options, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Options vest; provided that in no event shall an Award of Options become exercisable following its expiration, termination or forfeiture.

(b) No portion of an Option which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

5.5    Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares.

5.6    Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements established by the Administrator, by providing written notice of exercise accompanied by paying the full exercise price (and applicable withholding taxes, if any) to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in one or more of the following manners: (i) cash in U.S. dollars, (ii) Shares (including Shares issuable pursuant to the exercise of the Option) having a Fair Market Value on the date of exercise equal to the aggregate payments required, (iii) cashless exercise via a broker approved by the Company or (iv) other form of legal consideration acceptable to the Administrator.

ARTICLE VI

RESTRICTED STOCK

6.1    Grant of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

6.2    Rights as Shareholders. Upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided herein or in the Award Agreement, all the rights of a shareholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof, and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that, the Award Agreement may provide that any distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3 hereof.

6.3    Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of a Change in Capitalization) shall be subject to the restrictions, vesting requirements and other conditions set forth in the Award Agreement. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability. Such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as may be set forth in the Award Agreement, including, without limitation, criteria based on the Participant’s continuing to serve as a Director, Company or individual performance, or other criteria set forth in the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.4    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock, if any, must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

6.5    Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of grant of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock Units.

(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals from time to time, in its sole discretion, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate.

(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or, if provided in the Award Agreement, cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become non-forfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and non-forfeitable Restricted Stock Unit.

(c) If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to receive dividend equivalents on Restricted Stock Units granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend equivalent underlying an Award shall be subject to the same restrictions as the Shares underlying such Award.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1    Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) Each Award of Stock Appreciation Rights shall entitle the Participant to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or set forth in the Award Agreement. Such amount shall be payable in Shares or in cash, as determined by the Administrator. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.

8.2    Stock Appreciation Right Vesting.

(a) The terms and restrictions pursuant to which a Stock Appreciation Right vests and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service as a Director, attainment of one or more performance goals or any other criteria selected by the Administrator. At any time after grant of an Award of Stock Appreciation Rights, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Stock Appreciation Rights vest; provided that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.

(b) No portion of an awarded Stock Appreciation Right which is unexercisable at a Participant’s termination of service shall thereafter become exercisable, except as may be otherwise provided in the Plan, the applicable Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

8.3    Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right subject to applicable requirements established by the Administrator. Upon written notice of exercise, full payment of the applicable withholding taxes, if any, shall be made to Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 5.6 in respect of Options.

8.4    Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. The Award Agreement shall set forth the time period during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of this Section 8.4 and Section 409A, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised.

8.5    No Net Share Counting. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan under Section 3.1 regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.1    The Administrator is authorized to grant Awards of Other Stock-Based Awards to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, consistent with the Plan.

ARTICLE X

ADDITIONAL TERMS OF AWARDS

10.1    Change in Control. Unless otherwise set forth in an Award Agreement, upon a Change in Control, (i) each Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions and forfeiture conditions applicable to any Award granted shall lapse and (iii) the Shares underlying outstanding Restricted Stock Units shall be delivered to the Participant.

10.2    Transferability of Awards. No Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, except that, upon approval by the Board, the Participant may transfer an Award (a) pursuant to a domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the “Family” (as defined below) of the Participant, to or for the benefit of one or more organizations qualifying under Code Sections 50l(c)(3) and 170(c)(2) (a “Charitable Organization”) or to a trust for the exclusive benefit of the Participant, one or more members of the Participant’s Family, one or more Charitable Organizations, or any combination of the foregoing; provided that any such transferee shall enter into a written agreement to be bound by the terms of this Plan. For this purpose, “Family” shall mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Participant.

10.3    Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a trading window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.4    Prohibition on Repricing. Except as provided in Section 3.3, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price.

10.5    Termination of Board Service.

(a) Except as set forth below, and unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated, all unvested Awards held by such Participant at the time of such termination shall immediately terminate and such Participant shall have no further right to receive cash or purchase or receive Shares pursuant to such Award; provided, however, that all Options and Stock Appreciation Rights, to the extent exercisable on the date of such termination, shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and (ii) the 60th day following the date of such termination.

(b) Notwithstanding the above, unless the Administrator or Award Agreement provides otherwise, if a Participant’s service as a Director is terminated by reason of death, Disability or Retirement, all Awards held by such Participant at the time of such termination shall become immediately vested, and all Options and Stock Appreciation Rights shall become exercisable in full and shall remain exercisable until the earlier of (i) the expiration date of such Option or Stock Appreciation Right and (ii) the third anniversary of the date of such termination.

ARTICLE XI

ADMINISTRATION

11.1    Administrator. Except to the extent determined by the Board, the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the “Administrator.”

11.2    Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 12.1 hereof.

11.3    Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to Eligible Individuals;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting (including full vesting upon grant), lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.4    Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

11.5    Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XI. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1    Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without shareholder approval, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of Awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Awards contained in Section 10.4, or (vi) make other changes which require approval by the shareholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan or any Award Agreement may adversely modify any individual’s rights under an outstanding Award unless such individual consents to the modification in writing.

12.2    Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.3    Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Exchange Act or the Securities Act shall include any amendment or successor thereto.

12.4    Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

12.5    Section 409A. The Plan and Awards are intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated service with the Company for purposes of the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided to the Participant pursuant to the Plan which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.

12.6    No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.

12.7    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

12.8    Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

12.9    Expenses. The expenses of administering the Plan shall be borne by the Company.

12.10    Clawback. Awards shall be subject to any compensation recovery policy that is applicable to Directors adopted by the Company from time to time, including, without limitation, policies adopted to comply with applicable law.

12.11    Term of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date; provided, however, any Awards that are outstanding as of the date of the Plan’s termination shall remain in effect, and the terms of the Plan shall apply until such Awards terminate as provided in the applicable Award Agreements.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Mike Jackson	☐	☐	☐
02 - Robert J. Brown	☐	☐	☐
03 - Rick L. Burdick	☐	☐	☐
04 - David B. Edelson	☐	☐	☐
05 - Robert R. Grusky	☐	☐	☐
06 - Michael Larson	☐	☐	☐
07 - Michael E. Maroone	☐	☐	☐
08 - Carlos A. Migoya	☐	☐	☐
09 - G. Mike Mikan	☐	☐	☐
10 - Alison H. Rosenthal	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐
3. Approval of advisory resolution on executive compensation.	☐	☐	☐
4. Approval of AutoNation, Inc. 2014 Non-Employee Director Equity Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 5 and 6.

Proposal	For	Against	Abstain
5. Adoption of stockholder proposal regarding an independent Board chairman.	☐	☐	☐
6. Adoption of stockholder proposal regarding political contributions.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SXTC

AutoNation, Inc.
2014 Annual Meeting of Stockholders
Tuesday, May 6, 2014, 8:00 A.M. Eastern Time
AutoNation, Inc.
200 SW 1st Ave
Ft. Lauderdale, FL 33301
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AutoNation, Inc.

This proxy is solicited on behalf of the Board of Directors of AutoNation, Inc.

Mike Jackson and Jonathan P. Ferrando, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of AutoNation, Inc. to be held on May 6, 2014, or any postponements or adjournments thereof, as indicated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSALS 5 AND 6. As to any other matter, the proxy holders shall vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

The undersigned hereby acknowledges receipt of the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2013 furnished herewith.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.